SECURITIES PURCHASE AGREEMENT

                                   dated as of

                                November 18, 1997

                                     between

                              THE HOLT GROUP, INC.

                                       and

                              THE PERSONS LISTED ON
                           THE SIGNATURE PAGES HERETO

                               TABLE OF CONTENTS
                               -----------------


                                                                            Page
                                                                            ----

ARTICLE I  DEFINITIONS
 Section   1.1.  Definitions...................................................1
 Section   1.2.  Accounting Terms and Determinations..........................16

ARTICLE II ISSUANCE OF SECURITIES, TERMS OF SECURITIES........................16
  Section  2.1.  Issuance.....................................................16
  Section  2.3.  Interest.....................................................17
  Section  2.4.  Maturity of Notes; Prepayment of Notes.......................19
  Section  2.5.  Taxes........................................................20

ARTICLE III  REPRESENTATIONS  AND  WARRANTIES.................................23
  Section  3.1.  Corporate Existence and Power................................24
  Section  3.2.  Authorization, Execution and Enforceability..................24
  Section  3.3.  Governmental Authorization...................................24
  Section  3.4.  Contravention................................................25
  Section  3.5.  Financial Information........................................25
  Section  3.6.  Litigation...................................................26
  Section  3.7.  Environmental Matters........................................26
  Section  3.8.  Taxes........................................................28
  Section  3.9.  Subsidiaries.................................................28
  Section  3.10. Not an Investment Company....................................28
  Section  3.11. Full Disclosure..............................................28
  Section  3.12. Capitalization...............................................29
  Section  3.13. Solicitation; Access to Information..........................29
  Section  3.14. Non-fungibility..............................................30
  Section  3.15. Permits......................................................30
  Section  3.16. Representations in Other Financing
                    Documents and in Material Acquisition
                    Documents.................................................30
  Section  3.17. Compliance with ERISA........................................30
  Section  3.18. Labor Matters................................................31
  Section  3.19. Leases.......................................................31

                                      (i)

  Section  3.20. Absence of Any Undisclosed Liabilities
                    or Capital Calls..........................................31
  Section  3.21. Governmental Regulation......................................31
  Section  3.22. Solvency.....................................................32
  Section  3.23. Company Business.............................................32

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE  PURCHASERS..................32
  Section  4.1.  Investment Intent; Authority; Binding Agreement..............32

ARTICLE V CLOSING DELIVERIES..................................................32
  Section  5.1.  Closing Deliveries...........................................32

ARTICLE VI COVENANTS..........................................................33
  Section  6.1.  Information..................................................33
  Section  6.2.  Payments of Obligations......................................36
  Section  6.3.  Insurance....................................................36
  Section  6.4.  Conduct of Business and Maintenance of
                    Existence.................................................36
  Section  6.5.  Compliance with  Laws........................................37
  Section  6.6.  Inspection of Property, Books and
                    Records...................................................37
  Section  6.7.  Investment Company Act.......................................37
  Section  6.8.  Limitation on Debt...........................................37
  Section  6.9.  Restricted Payments; Voluntary
                    Prepayments...............................................38
  Section  6.10. Investments..................................................40
  Section  6.11. Negative Pledge..............................................40
  Section  6.12. Transactions with Affiliates.................................41
  Section  6.13. Consolidations, Mergers and Sales of
                    Assets; Ownership of Subsidiaries.........................41
  Section  6.14. Restrictions on Additional Subordinated
                    Indebtedness..............................................42
  Section  6.15. Permanent Financing..........................................42
  Section  6.16. Business Activities..........................................43
  Section  6.17. Tax Consolidation............................................43
  Section  6.18. Maintenance of Corporate Separateness........................43
  Section  6.19. Packer Avenue Proceeding.....................................44
  Section  6.20. Financial Statements.........................................44

ARTICLE VII EVENTS OF DEFAULT.................................................44
  Section  7.1.  Events  of Default Defined;
                    Acceleration of Maturity; Waiver
                    of Default................................................44

                                      (ii)

ARTICLE VIII LIMITATION ON TRANSFERS..........................................47
  Section 8.1. Restrictions on Transfer.......................................47
  Section 8.2. Restrictive Legends............................................47
  Section 8.3. Notice of Proposed Transfers...................................48

ARTICLE IX SUBORDINATION......................................................49
  Section 9.1. Notes Subordinate to Senior Notes..............................49
  Section 9.2. Payment Over of Proceeds Upon Dissolution......................49
  Section 9.3. Acceleration Rights; Remedies; No Payment
                  in Certain Circumstances....................................51
  Section 9.4. Payment Otherwise Permitted....................................53
  Section 9.5. Subrogation to Rights of Holders of
                   Senior Notes...............................................53
  Section 9.6. Provisions Solely to Define Relative Rights....................53
  Section 9.7. No Waiver of Subordination Provisions;
                  Amendment...................................................54

  Section 9.8. Reliance on Judicial Order or
                  Certificate of Liquidating Agent............................55

ARTICLE X MISCELLANEOUS.......................................................55
  Section 10.1. Notice........................................................55
  Section 10.2. No Waivers; Amendments........................................55
  Section 10.3. Indemnification...............................................56
  Section 10.4. Expenses......................................................58
  Section 10.5. Payment.......................................................58
  Section 10.6. Successors and Assigns........................................59
  Section 10.7. Brokers.......................................................59
  Section 10.8. New York Law; Submission to
                   Jurisdiction; Waiver of Jury
                   Trial......................................................59
  Section 10.9. Severability..................................................59

EXHIBIT A ...................................................................A-1
EXHIBIT B ...................................................................B-1
     Annex I to Exhibit B ...................................................B-5
EXHIBIT C ...................................................................C-1
     Annex A to Exhibit C ...................................................C-9


                                     (iii)

                         SECURITIES PURCHASE AGREEMENT
                         -----------------------------

         This SECURITIES PURCHASE AGREEMENT dated as of NOVEMBER 18, 1997 between THE HOLT GROUP, INC. and the Persons listed on the signature pages hereto.

                      The parties hereto agree as follows:

                                       ARTICLE

                                          I

                                     DEFINITIONS

         Section 1.1. Definitions. The following terms, as used herein, shall have the following meanings:

         "Acceptable Financial Statements" means audited consolidated balance sheets of NPR Holding for the years ended December 31, 1995 and January 4, 1997 and the related statements of operations and cash flows for the years then ended, prepared in accordance with GAAP by a nationally recognized accounting firm (which may include BDO Seidman LLP) which are delivered on or prior to February 28, 1998 which do not disclose results of operations or financial position of NPR Holding and its Subsidiaries taken as a whole materially worse from the results of operations or financial position of NPR Holding and its Subsidiaries set forth in the Deloitte & Touche Financials (it being understood that materially worse results of operations or financial position resulting from different applications of GAAP or from the utilization of accounting principles, practices or methods different from those utilized by Deloitte & Touche or NPR Holding in preparation of the Deloitte & Touche Financials (so long as such different accounting principles, practices or methods are in accordance with
GAAP) or events occurring on or after the date of the Acquisition shall not be taken into account in determining whether the results of operations or financial position are materially worse).

         "Acquisition" means the acquisition of 100% of the outstanding common stock of NPR Holding all pursuant to and in accordance with the Stock Purchase Agreement.

         "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, "control" including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with", as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" means this Securities Purchase Agreement, as amended, restated or otherwise modified from time to time in accordance with its terms.

         "Asset Sale" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by any Credit Party of any asset, including without limitation any sale-leaseback transaction, but excluding (i) dispositions of inventory and used, surplus or worn out equipment in the ordinary course of business, (ii) dispositions to a wholly-owned Subsidiary of any Credit Party, (iii) operating and real property leases entered into in the ordinary course of business and (iv) cash payments otherwise permitted under this Agreement; provided that any disposition not excluded pursuant to clauses (i) through (iv) shall constitute an Asset Sale only if, and solely to the extent that, the Net Cash Proceeds therefrom, together with the Net Cash Proceeds from all other such dispositions effected by any Credit Party after the date hereof, exceed, in the aggregate, $1,000,000.

         "Bankruptcy Events" has the meaning set forth in Section 9.2.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the Cities of New York or Philadelphia are authorized or required by law or other government action to close.

         "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit of any domestic commercial bank (including a domestic branch of a foreign bank) whose outstanding senior long-term debt securities are rated either A- or higher by Standard & Poor's Ratings Services or A3 or higher by Moody's Investors Service, Inc., (iii) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause
(i) entered into with any bank meeting the qualifications specified in clause
(ii) above, (iv) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., maturing within one year after the date of acquisition, and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

         "Change of Control" means such time as (a) Holt, his spouse, any lineal descendent of Holt or any spouse of such lineal descendent (including without limitation (i) any person whose relationship is by legal adoption and (ii) trusts for the benefit of any of the foregoing) shall cease to own beneficially and of record 51% of the capital stock of the Company; or (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of any Credit Party (together with any new directors whose election was approved by a vote of a majority of the directors then still in office, who either were directors at the beginning of such period or whose election or nomination for the election was previously so approved) cease for any reason to constitute a majority of the directors of such Credit Party then in office.

         "Closing" means the date on which the Notes are initially issued.

         "Commission" means the Securities and Exchange Commission.

         "Company" means The Holt Group, Inc., a Delaware corporation.

         "Company Corporate Documents" means the articles of incorporation and by-laws of each Credit Party.

         "Consolidated Subsidiary" means, at any date with respect to any Person, any Subsidiary or other entity, the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

         "Contribution Agreement" means the Contribution Agreement dated as of October 31, 1997 between Holt and The Holt Group, Inc.

         "Credit Party" means, individually, each one of (i) the Company, (ii) the Holt Companies and (iii) the NPR Companies, and "Credit Parties" means all of the foregoing, taken collectively.

         "Debt" of any Person means, at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under Financing Leases, (c) all obligations (contingent or otherwise) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (d) all Derivatives Obligations of such Person, (e) all Guarantee Obligations of such Person in respect of Debt of any other Person and (f) all liabilities of the types described in clauses (a) through (e) above secured by any Lien on any property owned by such Person even though such person has not assumed or otherwise become liable for the payment thereof.

         "Debt Incurrence" means any incurrence by any Credit Party of any Debt (including without limitation pursuant to the Permanent Financing), other than Debt permitted under Section 6.8(a), 6.8(b), 6.8(c), 6.8(e) and 6.8(f).

         "Default" means any Event of Default or any event or condition which, with the giving of notice or lapse of time or both, would, unless cured or waived, become an Event of Default.

         "Deloitte & Touche Financials" means the consolidated balance sheets of NPR Holding for the years ended December 31, 1995 and January 4, 1997 and the related statements of operations and cash flows for the years then ended prepared in accordance with GAAP delivered at the Closing.

         "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

         "DLJSC" means Donaldson, Lufkin & Jenrette Securities Corporation, a Delaware corporation, and its successors.

         "dollars" or "$" mean lawful currency of the United States of America.

         "Domestic Taxes" has the meaning set forth in Section 2.5 (a).

         "Environmental Laws" means any and all statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses and governmental restrictions, whether now or hereafter in effect, relating to human health, the environment or to emissions, discharges or releases or pollutants, contaminants, Hazardous Materials or wastes into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Materials or wastes or the clean-up or other remediation thereof.

         "Equity Issuance" means the issuance of any equity securities by any Credit Party (including without limitation any equity securities issued pursuant to the exercise of stock options or warrants or the Permanent Financing), but excluding equity securities issued to any other Credit Party.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA Group" means the Company and each Subsidiary, and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "Event of Default" has the meaning set forth in Section 7.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Financing Documents" means this Agreement, the Notes and the Subsidiary Guaranty.

         "Financing Lease" means any lease of property, real or personal, the obligations or the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

         "First Anniversary" means the first anniversary of the date of Issuance of the Notes.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "Guarantee Obligation" means as to any Person (the "guaranteeing person"), without duplication, any obligation of (a) the guaranteeing person or
(b) another Person

(including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Debt, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital or the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or the guaranty obligation of any primary obligation which does not constitute Debt. The amount of any Guarantee Obligation of any guarantee person shall be deemed to be the lower of
(a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

         "Hazardous Materials" means (i) asbestos; (ii) polychlorinated biphenyls; (iii) petroleum, its derivatives, by-products and other hydrocarbons; and (iv) any other toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws.

         "Hazardous Materials Contamination" means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

         "Holder" means any holder of any Note.

         "Holt" means Thomas J. Holt, Sr., an individual currently residing in Philadelphia, Pennsylvania.

         "Holt Companies" means, collectively, Holt Cargo, Holt Hauling and Warehousing System, Inc., Wilmington Stevedores, Inc., Murphy Marine Services, Inc. and The Riverfront Development Corporation.

         "Holt Cargo" means Holt Cargo Systems, Inc., a Delaware corporation.

         "Interest Payment Date" means each December 31, March 31, June 30 and September 30 (or, if any such date is not a Business Day, the next succeeding Business Day).

         "Interest Period" shall mean the period from the date of this Agreement to but excluding the 3Oth day thereafter, and thereafter each successive 30-day period. If any Interest Period would begin or end on a date which is not a Business Day, such Interest period shall begin or end, as the case may be, on the next succeeding Business Day and any Interest Period that would extend beyond the Maturity Date shall end on the Maturity Date. The Majority Holders may, in their discretion, select Interest Periods of one day for any day on or after the Notes shall have become due and payable in accordance with the terms hereof.

         "Investment" means, without duplication, any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "Issuance" has the meaning set forth in Section 2.1.

         "LIBOR Rate" with respect to each Interest Period, shall mean for any day, as determined by Purchaser (as defined in the Senior Securities Purchase Agreement) (unless Purchaser does not make such determination, in which case as determined by the Majority Holders), the interest rate per annum offered for deposits in dollars for the Interest Period in the London interbank market which appears on Telerate Page 3750 or such other page as may replace Telerate Page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying such rate (collectively, "Telerate Page 3750") as of 11:00 A.M. London time on the second Business Day prior to any such date. If the Interest Period is of a duration falling between the Interest Periods for which such rates appear on Telerate Page 3750, the LIBOR Rate shall be the rate determined by interpolation between the rates for the next shorter and the next longer Interest Periods for which such rate appears on Telerate Page 3750, as determined by Purchaser (unless Purchaser does not make such determination, in which case as determined by the Majority Holders), whose determination shall be conclusive in the absence of manifest error. In the event that (i) more than one such LIBOR Rate is provided, the average of such rates shall apply or (ii) no such LIBOR Rate is published, then the LIBOR Rate shall be determined from such comparable financial reporting company as Purchaser (unless Purchaser does not make such determination, in which case as determined by the Majority Holders), in its discretion, shall determine.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement) and any other arrangement having substantially the same economic effect as any of the foregoing.

         "Majority Holders" means the Holders of more than 50% in aggregate principal outstanding amount of Notes at such time.

         "Material Acquisition Documents" means the Stock Purchase Agreement and the Contribution Agreement.

         "Material Adverse Effect" means a material adverse affect on the assets, business, financial position, results of operations or prospects of
(i) the Company, (ii) the Holt Companies (taken as a whole), (iii) the NPR Companies (taken as a whole) or (iv) the Company and its Subsidiaries (taken as a whole).

         "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

         "Maturity Date" means the date three Business Days following the date on which the Company receives financial statements consisting of the audited balance sheet of NPR Holding for the years ended December 31, 1995 and January 4, 1997 and the related statements of operations and cash flows for the years then ended, prepared in accordance with GAAP (other than the Deloitte & Touche Financials); provided, however, if such financial statements are not Acceptable Financial Statements and the failure of such financial statements to be Acceptable Financial Statements causes DLJSC to be unable to complete the sale of debt securities to refinance the Senior Notes in accordance with Section 6.15 of this Agreement after DLJSC has used its commercially reasonable best efforts to complete such sale, then the Maturity Date shall be extended to the First Anniversary (it being understood that if DLJSC fails to sell such debt securities for reasons other than the financial statements not being Acceptable Financial Statements (e.g. negative performance of the Holt Companies or negative performance of the NPR Companies (other than negative performance of the NPR Companies for the periods covered by the December 31 and January financial statements referred to above) then the Maturity Date shall not be extended to the First Anniversary); provided, further, however, if the Maturity Date has been extended to the First Anniversary in accordance with this definition, it shall be further extended to the seventh anniversary of the Issuance if the maturity of the Senior Notes is extended until six and one-half years after the Issuance, pursuant to the terms of the Senior Securities Purchase Agreement, as in effect on the date hereof, without giving effect to any waiver, consent or modification thereof.

         "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "Net Cash Proceeds" means, with respect to any transaction, an amount equal to the cash proceeds received by any Credit Party from or in respect of such transaction (including any cash proceeds received as income or other proceeds of any non-cash proceeds of such transaction), less (i) any expenses (including commissions) reasonably incurred by any Credit Party in respect of such transaction, (ii) the amount of any Debt secured by a Lien on a related asset and discharged from the proceeds of such transaction; (iii) any taxes paid or payable by any Credit Party with respect to such transaction (as reasonably estimated by such Credit Party's chief financial officer in good faith) and (iv) amounts thereof required to be paid by any Credit Party to the holders of other senior secured indebtedness outstanding as of the date of this Agreement (or refinancings thereof permitted hereunder).

         "Notes" means the Subordinated Unsecured Increasing Rate Notes issued by the Company substantially in the form set forth as Exhibit A hereto.

         "NPR Companies" means, collectively, each of NPR Holding, NPR S.A., NPR, Inc. and NPR-Navieras.

         "NPR Holding" means NPR Holding Corporation, a Delaware corporation.

         "NPR, Inc." means NPR, Inc., a Delaware corporation.

         "NPR-Navieras" means NPR-Navieras Receivables, Inc., a Delaware corporation.

         "NPR S.A. " means NPR S.A., Inc., a Delaware corporation.

         "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type of description, and at any time existing, owing to each Holder pursuant to the terms of this Agreement including without limitation, all principal, interest, penalties, expenses, indemnification, reimbursements, damages and any other liabilities, together with and including any amounts received upon the exercise of rights or recision or other rights of action (including claims for damages) or otherwise.

         "Other Taxes" has the meaning set forth in Section 2.5 (a).

         "Packer Avenue Proceeding" means that certain action commenced by Holt Cargo, Holt Hauling & Warehousing System, Inc. and Astro Holding, Inc. (the "Plaintiffs") in the United States District Court for the Eastern District of Pennsylvania against the Delaware River Port Authority (the "DRPA"), the Philadelphia Regional Port Authority (the "PRPA") and the Ports of Philadelphia and Camden (together with the DRPA and PPC the "Defendants"). The Plaintiffs allege that the Defendants, along with other unnamed co-conspirators, acting under the color of state law committed predatory acts under a conspiracy designed to injure, harass and appropriate the property of the Plaintiffs. Plaintiffs are seeking damage for Defendants' conduct which constitutes a violation of Plaintiffs' substantive due process, equal protection and procedural due process rights under 41 U.S.C. Section 1983.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permanent Financing" means any Debt Incurrence or Equity Issuance following the date hereof for the purpose of refinancing, in the aggregate, the outstanding principal amount of the Senior Notes and the Notes (including all additional Notes issued as interest on any Notes).

         "Permits" means all domestic and foreign licenses, permits and approvals required for the full operation of the Company and its Subsidiaries, taken as a whole, including, without limitation, provincial, state, federal, city and county permits and approvals.

         "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

         "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Prime Rate" means, for any day, a rate per annum equal to the rate of interest publicly announced by The Bank of New York (or its successor) from time to time in New York, New York as its prime, reference or base rate, it being understood that such rate is one of such bank's base rates and serves as a basis upon which effective rates of interest are calculated for those loans making reference thereto and may not be the lowest of such bank's base rates.

         "Purchaser" means each person listed on the signature pages hereto and their respective successors and assigns.

         "Restricted Payment" means, with respect to any Person (i) any dividend or other distribution on any shares of the capital stock of such Person (except dividends payable solely in shares of capital stock of the same class of such Person) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the capital stock of such Person or (b) any option, warrant or other right to acquire such Person's shares of the capital stock.

         "Rule 144A" has the meaning set forth in Section 8.3.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Indebtedness" shall mean all payment obligations now or hereafter incurred pursuant to and in accordance with the terms of the Senior Securities Purchase Agreement and all payment obligations now or hereafter incurred pursuant to and in accordance with the terms of indebtedness permitted to be incurred pursuant to Section 6.8 (including without limitation, all principal, interest (including interest after the commencement of a Bankruptcy Event at the rate specified in the documentation therefore, whether or not allowed), premium, penalties, fees, expenses, indemnification, reimbursements, damages and other liabilities payable under the relevant documentation).

         "Senior Notes" means the Senior Unsecured Increasing Rate Notes issued by the Company in an aggregate principal amount not to exceed $125 million pursuant to the Senior Securities Purchase Agreement plus additional notes issued as pay-in-kind interest.

         "Senior Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of November 18, 1997 between The Holt Group, Inc. and HS Funding Inc., as such Agreement may be amended, modified or waived from time to time.

         "Selling Shareholders" means the "Sellers" as such term is defined in the Stock Purchase Agreement.

         "Solvent" as to any Person shall mean that (i) the sum of the assets of such Person, both at a fair valuation and at present fair salable value, will exceed its liabilities, including contingent liabilities, (ii) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (iii) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability net of reasonably expected reimbursements.

         "Spread" has the meaning set forth in Section 2.3 (b).

         "Stock Purchase Agreement" means the Stock Purchase Agreement dated September 25, 1997 by and among NPR Holding, each of the Selling Shareholders signatory thereto and Holt Cargo, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "Subordinated obligations" has the meaning set forth in Section 9.1.

         "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "Subsidiary Guaranty" means the Subsidiary Guaranty in the form of Exhibit C executed and delivered pursuant to this Agreement.

         "Tax Amount" has the meaning set forth in Section 6.9 (a).

         "Tax Percentage" has the meaning set forth in Section 6.9 (a)

         "Taxes" has the meaning set forth in Section 2.5 (a).

         "Transfer" means any disposition of Notes that would constitute a sale thereof under the Securities Act.

         "Treasury Rate" has the meaning set forth in Section 2.3 (b).

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         Section 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a consistent basis (except for changes concurred in by the Company's independent public accountants).

                                   ARTICLE 11
                   ISSUANCE OF SECURITIES, TERMS OF SECURITIES

         Section 2.1. Issuance. Subject to the terms and conditions set forth herein and in reliance on the representations and warranties contained herein and in the other Financing Documents, the Company shall issue at the Closing (the "Issuance") and deliver to the Purchasers as partial consideration for the shares of capital stock of NPR Holding purchased by the Company from the Purchasers pursuant to the terms of the Stock Purchase Agreement, Notes in an aggregate outstanding principal amount of $25,000,000.

         Section 2.2. Delivery of Notes: Fees. (a) The Company shall deliver to the Purchasers separate Notes in such denominations and registered in such name or names as set forth on Schedule 2.2.

         (b) If the Notes are still outstanding on June 30, 1999, the Company shall, at its option, distribute to the Holders, either (i) 5% of the outstanding capital stock of Transroll Navieras Express, Inc. ("TNX") or (ii) cash in lieu thereof equal to the Market Price (as defined in the shareholders agreement which is being entered into on the date of the Acquisition by the Selling Stockholders and NPR Holding, with respect to the shares of TNX (the "TNX Shareholders Agreement") ) of 5% of the outstanding capital stock of TNX, in the aggregate. The Company shall determine whether it will distribute the TNX capital stock or the cash in lieu thereof, and shall notify the Purchasers of such determination, by April 30, 1999. In the event the Company elects to distribute the capital stock of TNX, the securities distributed to the Holders shall be in the same form as the securities delivered to the Selling Stockholders in connection with the Acquisition and shall be subject to the TNX Shareholders Agreement. In the event the Company elects to distribute cash in lieu of the TNX capital stock, the Company and the Purchasers shall begin the Valuation Procedure (as defined in the TNX Shareholders Agreement) on April 30, 1999; provided, however, 100% of the fees and expenses of the Independent Financial Expert shall be paid by the Company and references to the Minority Shareholders and Minority Shareholder Shares in the definition of Valuation

Procedure shall be deemed references to the Holders and the Notes held by the Holders, respectively.

         Section 2.3. Interest. (a) Payment Dates. Interest on each Note shall be payable quarterly in arrears, on each Interest Payment Date of each year in which such Note remains outstanding, commencing with the first Interest Payment Date after the date of issuance thereof, on the principal sum of the Notes outstanding (including Notes issued as additional interest). Interest on each Note (including Notes issued as additional interest) shall be calculated at the rate per annum set forth in subsection (b) below, and shall accrue from and including the most recent Interest Payment Date to which interest has been paid on such Note (or if no interest has been paid on such Note, from the date of issuance thereof) to but excluding the date on which payment in full of the principal sum of such Note has been made. At the election of the Company, interest may be paid in the form of additional Notes with a principal amount equal to the amount of interest payment due on each Interest Payment Date; provided, however, if additional Notes are not issued and cash interest is not paid, then interest shall accrue and compound quarterly on each Interest Payment Date and provided, further, so long as any Senior Notes are outstanding, interest must be paid in the form of additional Notes.

         (b) Interest Rate. Interest shall be payable at the Prime Rate plus a spread (the "Spread") or the LIBOR Rate plus the Spread, at the Company's option. In the event that the Company elects the Prime Rate option, the Spread will initially be 200 basis points. In the case of a LIBOR option, the Spread will be 450 basis points. If the Notes are not retired in whole by the end of the first six month period following the date of their issuance, the Spread will increase by 100 basis points and shall continue to increase by an additional 50 basis points at the end of each subsequent three month period until the First Anniversary.

         Commencing on the First Anniversary, interest shall be payable at the greater of the following as of the beginning of each quarterly period: (i) the Prime Rate plus 400 basis points, increasing by an additional 50 basis points at the end of each subsequent three month period for so long as the Notes are outstanding; (ii) the Treasury Rate (as defined below) plus 750 basis points, increasing by an additional 50 basis points at the end of each subsequent three month period for so long as the Notes are outstanding; (iii) the DLJ High Yield Index Rate plus 150 basis points, increasing by an additional 50 basis points at the end of each subsequent three month period for so long as the Notes are outstanding; and (iv) the rate in effect on the day immediately preceding the First Anniversary plus 50 basis points, increasing by an additional 50 basis points at the end of each subsequent three month period for so long as the Notes are outstanding. "Treasury Rate" means the rate applicable to the most recent auction of direct obligations of the United States having a maturity closest to the Notes, as published by the Board of Governors of the Federal Reserve System.

         Notwithstanding anything to the contrary set forth above, at no time shall the per annum interest rate on the Notes exceed seventeen percent (17%). Interest on each Note will be calculated on the basis of a 365-day year and paid for the actual number of days elapsed.

         Section 2.4. Maturity of Notes, Prepayment of Notes. (a) Maturity Date. The Notes shall mature on the Maturity Date.

         (b) Ontional Redemption. The Notes may be redeemed, in whole or in part, upon not less than 10 days written notice, at the option of the Company, at any time at par plus accrued interest to the redemption date, without premium or penalty.

         (c) Intentionally omitted.

         (d) Mandatory Prepayments. (i) The Company shall, within five days of receipt by any Credit Party of the Net Cash Proceeds of any Asset Sale, Debt Incurrence or Equity Issuance, prepay, (i) a principal amount of the Senior Notes equal to the amount of such Net Cash Proceeds (less any amounts not required to be paid as a result of the requirement in subsection (e) of this
Section 2.4 that all such prepayments be made in multiples of $1,000), at the redemption price set forth in the Senior Securities Purchase Agreement, as in effect on the date hereof, and (ii) to the extent available funds remain after the prepayment of all amounts owing with respect to the Senior Notes pursuant to the terms of the Senior Securities Purchase Agreement, as in effect on the date hereof, a principal amount of the Notes equal to the amount of such remaining Net Cash Proceeds, at a redemption price equal to one hundred percent (100%) of the principal amount of the Notes so prepaid together with accrued interest to the date of prepayment; provided, however, the proceeds of the $25 Million Takedown (as defined in the Senior Securities Purchase Agreement, as in effect on the date hereof) shall be applied in accordance with clause (ii) above (and not clause (i)).

         (ii) The Company shall, within five (5) days of receipt by any Credit Party of the proceeds (net of legal fees) of the Packer Avenue Proceeding, prepay (i) a principal amount of the Senior Notes equal to the amount of such proceeds, at a redemption price equal to one hundred percent (100%) of the principal amount of the Senior Notes so prepaid together with accrued interest to the date of prepayment and then (ii) to the extent available funds remain, a principal amount of the Notes equal to the amount of such proceeds, at a redemption price equal to one hundred percent (100%) of the principal amount of the Notes so prepaid together with accrued interest to the date of prepayment.

         (e) Minimum Amount. Any prepayment of the Notes pursuant to Section 2.4(b) shall be in a minimum amount of at least $1,000,000, unless less than $1,000,000 of the Notes remain outstanding, in which case all of the Notes must be prepaid. Any prepayment of the Senior Notes or Notes pursuant to Section 2.4(d) shall be in a minimum amount which is a multiple of $1,000 times the number of holders of Senior Notes or Holders, as the case may be, at the time of such prepayment.

         (f) Partial Prepayments. Any partial prepayment shall be made so that the Notes then held by each Holder shall be prepaid in a principal amount which shall bear the same ratio, as nearly as may be, to the total principal amount being prepaid as the principal amount of such Notes held by such Holder shall bear to the aggregate principal amount of all Notes then outstanding. In the event of a partial prepayment, upon presentation of any Note the Company shall execute and deliver to or on the order of the Holder, at the expense of the Company, a new Note in principal amount equal to the remaining outstanding portion of such Note.

         Section 2.5. Taxes. (a) For the purposes of this Section, the following terms have the following meanings:

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by any Credit Party pursuant to this Agreement or under any Note or any other Financing Document, and all liabilities with respect thereto, excluding, in the case of a Purchaser or any other Holder, taxes imposed on the net income of such Purchaser or such Holder and franchise or similar taxes imposed on such Purchaser or such Holder, by a jurisdiction under the laws of which such Purchaser or such Holder is organized or in which its principal executive office, or the office which holds the Notes or other Financing Document, is located (all such excluded taxes being hereinafter referred to as "Domestic Taxes").

         "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or any other Financing Document or from the execution, delivery, registration, recordation or enforcement of, or otherwise with respect to, this Agreement or any Note or any other Financing Document.

         (b) All payments by any Credit Party to or for the account of a Purchaser or any other Holder under any Financing Document shall be made without deduction for any Taxes or Other Taxes; provided that, if any Credit Party shall be required by law to deduct any Taxes or Other Taxes from any such payment, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), such Purchaser or such Holder (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, the Credit Party shall make such deductions, the Credit Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and the Company shall promptly furnish to such Purchaser or such Holder (as the case may be) the original or a certified copy of a receipt evidencing payment thereof.

         (c) The Company agrees to indemnify each Purchaser and each other Holder for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Purchaser or such Holder (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

         (d) The Company shall have no obligations for Taxes under Section 2.5(a) or Section 2.5 (b) for or on account of:

             (i) any Taxes (other than Other Taxes) imposed by way of deduction or withholding that would not have been so imposed but for the existence of any present or former connection between such Holder and the jurisdiction imposing the Tax other than merely holding such Note or any Financing Document, or the receipt of payments in respect thereof, including, without limitation, such Holder being or having been a citizen or resident thereof, or being or having been engaged in a trade or business or having a permanent establishment or other fixed base therein, or making or having made an election to the effect of which is to subject such Holder to such Tax;

             (ii) any Taxes (other than (A) Other Taxes or (B) any Taxes imposed by way of deduction or withholding) that would not have been so imposed but for the existence of any present or former connection between such Holder or the beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, a trust, a partnership or corporation) and the jurisdiction imposing the Tax other than merely holding such Note or any Financing Document, or the receipt of payments in respect thereof, including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder, or possessor) being or having been a citizen or resident thereof, or being or having been engaged in a trade or business or having a permanent establishment or other fixed base therein, or making or having made an election to the effect of which is to subject such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) to such Tax;

             (iii) any Taxes in the nature of estate, inheritance or gift taxes;

             (iv) any Tax that is imposed or withheld by reason of the failure of the Holder or beneficial owner of a Note to comply with a written request by the Company addressed to such Holder or beneficial owner to provide (A) information concerning the nationality, residence or identity of such Holder or beneficial owner that is required under a statute, treaty, regulation or administrative practice of the jurisdiction imposing such Tax as a precondition to exemption from all or part of such Tax or (B) the applicable signed form required to be received by the Credit Parties to qualify for an exemption or reduction of such Tax;

             (v) in the case of a Holder other than a Purchaser or a person described in Section 8.3 (a) (ii) , any Taxes imposed on any payment on a Note to a Holder that is a fiduciary or partnership or other than sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the payment of taxes had such beneficiary, settlor, member or beneficial owner directly received its beneficial or distributive share of such payment;

             (vi) any Tax that is imposed or withheld, to the extent that the Holder would have been subject to such

Tax at the time of the original purchase of the Notes upon their original issuance if the Holder had purchased the Note at that time; and

              (vii) any combination of items (i) through (vi) above.

         (e) Notwithstanding anything in Section 2.5 (d) to the contrary, the Company agrees to indemnify each Purchaser and each other Holder for all Domestic Taxes of such Purchaser or such other Holder (calculated based on a hypothetical basis at the maximum marginal rate for a corporation) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case to the extent that such Domestic Taxes result from any payment or indemnification pursuant to this Section 2.5. This indemnification shall be paid within 15 days after such Purchaser or such Holder (as the case may be) makes demand therefor.

         (f) The Company agrees that the provisions of this Section shall inure to the benefit of any transferee of any Note.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to each Purchaser (both before and after giving effect to the Acquisition) as set forth below; provided, however, the Company shall not be deemed to be making any representations with respect to the NPR Companies; and provided further however, any reference to Credit Parties shall be deemed to be a reference to the Holt Companies (taken as a whole):

         Section 3.1. Corporate Existence and Power. Each Credit Party is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted after the Acquisition except for such governmental licenses, authorizations, consents and approvals as to which the failure to so maintain could not reasonably be expected to have a Material Adverse Effect.

         Section 3.2. Authorization. Execution and Enforceability. The execution, delivery and performance by each Credit Party who is party to each of the Financing Documents and the Material Acquisition Documents and the issuance of the Notes by the Company have been duly and validly authorized and are within each such Credit Party's corporate powers. Each of the Financing Documents and Material Acquisition Documents has been duly executed and delivered by the Credit Parties party thereto and constitutes their valid and binding agreement, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and equitable principles of general applicability. When executed and delivered by the Company, the Notes issuable in connection with the interest payable pursuant to the terms of this Agreement, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and equitable principles of general applicability.

         Section 3.3. Governmental Authorization. The execution and delivery by the Credit Parties party to each of the Financing Documents and Material Acquisition Documents did not and will not, the issuance and sale of the Notes by the Company did not and will not, and the consummation of the transactions contemplated hereby and thereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official except actions and filings which, if not taken or made, will not affect in any manner the validity or enforceability of the Financing Documents or the Material Acquisition Documents or could reasonably be expected to have a Material Adverse Effect.

         Section 3.4. Contravention. The execution and delivery by the Credit Parties party to each of the Financing Documents and the Material Acquisition Documents did not and will not, and the issuance and sale of the Notes by the Company did not and will not, and the consummation of the transactions contemplated hereby and thereby will not, contravene or constitute a default under or violation of any provision of applicable law or regulation, any Company Corporate Documents or any agreement, judgment, injunction, order, decree or other instrument binding upon any Credit Party or any of its assets, or result in the creation or imposition of any Lien on any asset of any Credit Party.

         Section 3.5. Financial Information.

         (a) The Holt Companies' (i) unaudited financial statements for the Holt Companies for the three years ended December 31, 1994, 1995 and 1996 (to include two balances sheets as of December 31, 1995 and 1996, and income statements and cash flow statements for the three years); and (ii) unaudited financial statements for the 9 months ended September 30, 1997 and 1996 (to include balance sheets as of September 30, 1997 and September 30, 1996, and income statements and cash flow statements for the two 9-month periods) fairly present in conformity with GAAP, the consolidated financial position of such entities as of each such date and their consolidated results of operations, changes in stockholders' equity and cash flows for each period.

         (b) The unaudited pro forma financial statements as of September 30, 1997 (to include 1 balance sheet as of September 30, 1997, and three income statements for the year ended December 31, 1996, and the nine months ended September 30, 1996 and 1997 as adjusted for the issuance and sale of the Notes and Senior Notes and the consummation of the Acquisition, fairly present the pro forma consolidated financial condition of the Company as of such date.

         (c) There has occurred no material adverse change, or development that could reasonably be expected to result in a material adverse change, in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company, the Holt Companies or the Company and its Subsidiaries, in each case taken as a whole, since September 30, 1997 or in the facts and information supplied to the Purchasers through November _, 1997 with respect thereto.

         Section 3.6. Litigation. Except as set forth on Schedule 3.6, there is no action, suit or proceeding pending or, to the knowledge of any Credit Party, threatened against any Credit Party before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect or which challenges the validity of any Financing Document or of the Acquisition; provided however that except as noted on such Schedule 3.6, all matters listed therein are covered by adequate insurance. One or more of the Credit Parties is a named plaintiff to the Packer Avenue Proceeding and has a direct right to receive any proceeds of the litigation or any settlement thereof.

         Section 3.7. Environmental Matters. Except as provided on Schedule 3.7:

         (a) Except to the extent the following would not result in a Material Adverse Effect, other than the generation, use and storage of Hazardous Materials in compliance with all applicable Environmental Laws: (i) no Hazardous Materials are located on any properties owned, leased or operated by any Credit Party; (ii) no Hazardous Materials have been released into the environment or deposited, discharged, placed or disposed of, at, on, under or near any of such properties; (iii) no portion of any such property is being used for the disposal, storage, treatment, processing or other handling of Hazardous Materials; (iv) no such property is affected by Hazardous Materials Contamination; (v) to the best of any Credit Party's knowledge, no previous owner or occupant of such properties has used any portion of the properties for the treatment, storage, disposal, processing or other handling of Hazardous Materials; (vi) with respect to properties previously owned, leased or operated by any Credit Party, to the best of any Credit Party's knowledge, no Hazardous Materials have been released into the environment, or deposited, discharged, placed or disposed of, at, on, under or near any such properties during the time of any Credit Party's ownership, lease or operation thereof.

         (b) Except to the extent the following would not result in a Material Adverse Effect, no asbestos or asbestos-containing materials are present on any of the properties now or previously owned, leased or operated by any Credit Party.

         (c) Except to the extent the following would not result in a Material Adverse Effect no polychlorinated biphenyls are located on or in any properties now or previously owned, leased or operated by any Credit Party, in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils or any other device or form.

         (d) Except to the extent the following would result in a Material Adverse Effect, no underground storage tanks are located on any properties now or previously owned, leased or operated by any Credit Party, or were located on any such property and subsequently removed or filled.

         (e) Except as to the extent the following (or the matters referred to in any of the following) would not result in a Material Adverse Effect, no notice, notification, demand, request for information, complaint, citation, summons, investigation, administrative order, consent order and agreement, litigation or settlement directed at any Credit Party or any property owned, leased or operated by any Credit Party with respect to Hazardous Materials or Hazardous Materials Contamination is in existence or, to any Credit Party's knowledge, proposed, threatened or anticipated with respect to or in connection with the operation of any properties now or previously owned, leased or operated by any Credit Party. Except as to the extent the following would not result in a Material Adverse Effect, all such properties and their existing and prior uses comply and at all time have complied with any applicable governmental requirements relating to environmental matters of Hazardous Materials and there is no condition on any of such properties which is in violation of any applicable governmental requirements relating to Hazardous Materials, and no Credit Party has received any communication from or on behalf of any governmental authority that any such condition exists.

         (f) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which any Credit Party has knowledge in relation to the current or prior business of any Credit Party or any property or facility now or previously owned, leased or operated by any Credit Party which has not been delivered to the Purchaser at least five days prior to the date hereof.

         (g) For purposes of this Section 3.7, the term "Credit Party" shall include any business or business entity (including a corporation) which is, in whole or in part, a predecessor of any Credit Party.

         Section 3.8. Taxes. (a) Except as set forth on Schedule 3.8, all income tax returns and all other material tax returns which are required to be filed by or on behalf of any Credit Party have been filed and all taxes shown as due on such returns have been paid or adequate reserves have been established on the books of the applicable Credit Party. The charges, accruals and reserves on the books of the applicable Credit Party and in respect of taxes or other governmental charges have been established in accordance with GAAP.

         (b) There is no tax, levy, impost, deduction, charge or withholding imposed by any governmental instrumentality either (i) on or by virtue of the execution, delivery, performance, enforcement or admissibility into evidence of any Financing Document or (ii) on any payment to be made by the Company pursuant to any Financing Document. The Company is permitted under applicable laws to pay any additional amounts payable by it under Section 2.8.

         Section 3.9. Subsidiaries. The only Subsidiaries of the Company are the Holt Companies and the NPR Companies.

         Section 3.10. Not an Investment Company. No Credit Party is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 3.11. Full Disclosure. The information heretofore furnished by the Credit Parties to the Purchasers for purposes of or in connection with the Financing Documents or any transaction contemplated hereby does not, and all such information hereafter furnished by the Credit Parties to the Purchasers will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading. The Credit Parties have disclosed to the Purchasers any and all facts which materially and adversely affect or may affect (to the extent the Company can now reasonably foresee), the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole, or the ability of the Company and its Subsidiaries, taken as a whole, to perform the obligations under the Financing Documents or to complete the Permanent Financing.

         Section 3.12. Capitalization. At the date of the Issuance and after giving effect to the Acquisition, the capitalization of each Credit Party will be as set forth on Schedule 3,12. All of the issued and outstanding shares of capital stock of each Credit Party are validly issued, fully paid and nonassessable and free and clear of any Lien or other right or claim and the holders thereof are not entitled to any preemptive or other similar rights. Other than as set forth on Schedule 3,12, there are no subscriptions, options, warrants, rights, convertible securities, exchangeable securities or other agreements or commitments of any character pursuant to which any Credit Party is required to issue any shares of its capital stock.

         Section 3.13. Solicitation; Access to Information. No form of general solicitation or general advertising was used by any Credit Party or, to the best of its knowledge, any other Person acting on behalf of any Credit Party, in connection with the offer and sale of the Notes. Neither any Credit Party nor any Person acting on behalf of any Credit Party has, either directly or indirectly, sold or offered for sale to any Person any of the Notes or any other similar security of any Credit Party except as contemplated by this Agreement, and the Company represents that neither it nor any Credit Party nor any person acting on its behalf other than Purchaser and its Affiliates will sell or offer for sale to any Person any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to bring the issuance or sale of any of the Notes within the provisions of Section 5 of the Securities Act.

         Section 3.14. Non-fungibility. When the Notes are issued and delivered pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A) as securities which are (i) listed on a national securities exchange registered under Section 6 of the Exchange Act or (ii) quoted in a U.S. automated inter-dealer quotation system.

         Section 3.15. Permits. Except to the extent any of the following would not result in a Material Adverse Effect: (a) each Credit Party has all Permits as are necessary for the conduct of their respective businesses as it has been carried on; (b) all such Permits are in full force and effect, and each Credit Party has fulfilled and performed all material obligations with respect to such Permits; (c) no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination by the issuer thereof or which results in any other impairment of the rights of the holder of any such Permit; and (d) each Credit Party has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Permit.

         Section 3.16. Representations in Other Financial Documents and in Material Acquisition Documents. (a) Each of the representations and warranties of the Credit Parties set forth in any of the Financing Documents is true and correct in all material respects.

         (b) Each of the representations and warranties of the Credit Parties set forth in any of the Material Acquisition Documents is true and correct in all material respects.

         Section 3.17. Compliance with ERISA. Except as set forth on Schedule 3.17, each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV or ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         Section 3.18. Labor Matters. Except as set forth on Schedule 3,18, (x) there are no collective bargaining agreements or Multiemployer Plans covering the employees of any Credit Party and (y) none of such Persons has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years and none of the foregoing is now threatened or imminent.

         Section 3.19. Leases. Except as disclosed on Schedule 3.19 hereto, no Credit Party is a party to any lease.

         Section 3.20. Absence of Any Undisclosed Liabilities or Capital Calls. There are no liabilities of any Credit Party of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than (i) those liabilities provided for in the financial statements delivered pursuant to
Section 3.5 hereof and (ii) other undisclosed liabilities which, individually or in the aggregate, are not material to any Credit Party.

         Section 3.21. Governmental Regulation. No Credit Party is, or will be upon the issuance and sale of the Notes and the use of the proceeds described herein, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act (each, as amended) or to any federal or state statute or regulation in a manner which would limit its ability to issue the Notes and perform its obligations under any Financing Document.

         Section 3.22. Solvency. On the date of the Closing and after giving effect to the transactions under the Stock Purchase Agreement, each Credit Party will be Solvent.

         Section 3.23. Company Business. The Company conducts no business other than the direct or indirect ownership of 100% of the capital stock of the Holt Companies and the NPR Companies and has no assets or liabilities other than those reflected in the financial statements delivered pursuant to this Agreement. At any time after Closing, the Company will conduct no business other than that expressly permitted hereunder.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Section 4.1. Investment Intent; Authority; Binding Agreement. Each Purchaser, jointly but not severally, represents and warrants to the Company that:

         (a) the execution, delivery and performance of this Agreement and the holding of the Notes pursuant hereto are within each Purchaser's corporate powers, if applicable, and have been duly and validly authorized by all requisite corporate action, if applicable;

         (b) this Agreement has been duly executed and delivered by each Purchaser; and

         (c) this Agreement constitutes a valid and binding agreement of each Purchaser enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and equitable principles of general applicability.

                                    ARTICLE V
                               CLOSING DELIVERIES

         Section 5.1. Closing Deliveries. Simultaneously with the Issuance, the Company shall deliver the following to the Purchasers:

         (a) The Purchasers shall have received satisfactory opinions of counsel to the Company as to the transactions contemplated hereby (including without limitation the tax aspects thereof and compliance with all applicable securities laws), and such corporate resolutions, certificates and other documents as the Purchasers shall reasonably request;

         (b) The Purchasers shall have received a solvency certificate substantially in the form of Exhibit B hereto executed by the Chief Financial Officer of the Company dated as of the Closing; and

         (c) The Purchasers shall have received a Subsidiary Guaranty in the form of Exhibit C executed by each Credit Party other than the Company.

                                   ARTICLE VI
                                    COVENANTS

         The Company agrees (and agrees that it shall cause each Credit Party to agree) that, from and after the date of the Issuance and so long as any Notes remain outstanding and unpaid or any other amount is owing to the Purchasers or the Holders, and for the benefit of the Purchasers and the Holders:

         Section 6.1. Information. The Company will deliver to each Purchaser holding 10% or more of the Notes:

         (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related statements of income and cash flows and stockholders' equity (deficit) for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Commission by BDO Seidman or other independent public accountants of nationally recognized standing;

         (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows and stockholders' equity (deficit) for each quarter and for the portion of the fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous fiscal year, all certified (subject to footnote presentation and normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Company;

         (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 6.8 through 6.11, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company or any of the Credit Parties are taking or propose to take with respect thereto;

         (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

         (e) within five days after any officer of any Credit Party obtains knowledge of a Default or a default under the Securities Purchase Agreement, a certificate of the chief financial officer or the chief accounting officer of such Credit Party setting forth the details thereof and the action which such Credit Party is taking or proposes to take with respect thereto;

         (f) promptly upon the filing thereof, copies of all applications, registration statements or reports which any Credit Party shall have filed with the Commission or any other national stock exchange;

         (g) promptly following the occurrence thereof, notice and a description in reasonable detail of any material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole;

         (h) to the extent material, if and when any member of the ERISA Group
(i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under
Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the relevant Credit Party setting forth details as to such occurrence and action, if any, which the relevant Credit Party or applicable member of the ERISA Group is required or proposes to take;

         (i) promptly following the commencement thereof, notice and a description in reasonable detail of any litigation or proceeding to which any Credit Party is a party in which the amount involved is $1,000,000 or more;

         (j) as soon as available and in any event within 45 days after the date of the Issuance, a combined pro forma balance sheet of the Company and its Subsidiaries, dated as of September 30, 1997, prepared by BDO Seidman LLP in conformity with GAAP, adjusted to give effect to (i) the transactions contemplated by the Material Acquisition Documents, (ii) the purchase of the Notes purchased on the date of the Issuance and (iii) the payment of all legal, accounting and other fees related thereto; and

         (k) from time to time such additional information regarding the financial position or business of any Credit Party, as the Majority Holders may reasonably request.

         Section 6.2. Payments of Oblgations. The Company will pay and discharge, and will cause each Credit Party to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Credit Party to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

         Section 6.3. Insurance. The Company shall, and shall cause each Credit Party to, keep its insurable properties adequately insured at all times by financially sound and reputable insurers, maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including (i) public liability insurance against claims for personal injury or death or property damage occurring upon, in, about in connection with the use of any properties owned, occupied or controlled by it and (ii) business interruption insurance and such other insurance as may be required by law.

         Section 6.4. Conduct of Business and Maintenance of Existence. The Company will continue, and will cause each Credit Party to continue, to engage in business of the same general type as now conducted, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, except that a Credit Party may discontinue any immaterial line of business if the Board of Directors of such Credit Party determines that such discontinuation is in the best interest of the Company and its Subsidiaries, taken as a whole, and could not cause a Material Adverse Effect.

         Section 6.5. Compliance with Laws. The Company will comply, and cause each Credit Party to comply, in all respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitations, Environmental Laws and ERISA and the rules and regulations thereunder) except where the failure to so comply could not cause a Material Adverse Effect.

         Section 6.6. Inspection of Property, Books and Records. The Company will keep, and will cause each Credit Party to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities, and will permit, and will cause each Subsidiary to permit representatives of the Majority Holders, at the expense of the Holders, to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective executive officers and independent public accountants at such reasonable times and as often as may reasonably be desired.

         Section 6.7. Investment Company Act. No Credit Party is or will become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

         Section 6.8. Limitation on Debt. No Credit Party will create, incur, assume or suffer to exist any Debt, except:

         (a) Debt evidenced by the Notes;

         (b) the Debt described on Schedule 5.1(e) including refinancings thereof effected within 30 days of the final maturity of the Debt being refinanced;

         (c) other Debt incurred after the date hereof, in an aggregate principal amount not to exceed $11,000,000;

         (d) other Debt the terms and conditions of which shall have been approved by the Majority Holders and the Net Cash Proceeds of which are applied in accordance with Section 2.4;

         (e) Debt evidenced by the Senior Notes in an aggregate principal amount not to exceed $100 million; and

         (f) Debt evidenced by additional Senior Notes issued as pay-in-kind interest on Senior Notes; and

         (g) Additional Debt evidenced by the Senior Notes in an aggregate principal amount not to exceed $25 million and refinancings of the Senior Notes in aggregate principal amount not to exceed the amount of Senior Notes outstanding immediately prior to such refinancing.

         Section 6.9. Restricted Payments; Voluntary Prepayments. (a) No Credit Party will (i) declare or make any Restricted Payment or (ii) make any capital expenditures not contained on Schedule 6.9 other than with respect to each tax year that a Credit Party qualifies as an S Corporation under the Internal Revenue Code, or any similar provision of state or local law, distributions of Tax Amounts (as defined below); provided however, that prior to any distribution of Tax Amounts a knowledgeable and duly authorized officer of the Credit Party making such distribution certifies, and counsel reasonably acceptable to the Majority Holders opines, that such Credit Party qualifies as an S Corporation for Federal income tax purposes and for the states in respect of which such distributions are being made and that at the time of such distributions, the most recent audited financial statements of such Credit Party provide that such Credit Party was treated as an S Corporation for Federal income tax purposes for the period of such financial statements.

         "Tax Amounts" with respect to any year means (a) an amount equal to the higher of (i) the product of (A) the taxable income of the relevant Credit Party for such year as determined in good faith by its Board of Directors; and (B) the Tax Percentage (as defined below), and (ii) the product of (A) the alternative minimum taxable income attributable to such Credit Party for such year as determined in good faith by its Board of Directors; and (B) the Tax Percentage, in either case, reduced by (b) to the extent not previously taken into account, any income tax benefit attributable to such Credit Party solely as a result of its investment in the Credit Parties (including without limitation, tax losses, alternative minimum tax credits, other tax credits and carryforwards and carrybacks thereof) (to the extent such benefit is realized in the year for which the Tax Amount is being determined); provide, however, that in no event shall such Tax Percentage exceed the greater of (1) the highest aggregate applicable statutory marginal rate of Federal, state and local income tax or, when applicable, alternative minimum tax, to which a corporation doing business in New York City would be subject in the relevant year of determination (as certified to the Purchasers by a nationally recognized tax accounting firm); and
(2) 50%. Any part of the Tax Amount not distributed in respect of a tax period for which it is calculated shall be available for distribution in subsequent tax periods. The term "Tax Percentage" is the highest aggregate applicable effective marginal rate of Federal, state and local income tax or, when applicable, alternative minimum tax, to which an individual shareholder of the Credit Party would be subject in the relevant year of determination (calculated in good faith by the Credit Party and certified to the Purchaser by a nationally recognized tax accounting firm). Distributions of Tax Amounts may be made from time to time with respect to a tax year based on reasonable estimates, with a reconciliation within 40 days of the earlier of (i) the Credit Party's filing of the Internal Revenue Service Form 1120S for the applicable taxable year; and (ii) the last date such form is required to be filed (without regard to any extensions). The stockholders of each Credit Party will enter into a binding agreement with each Credit Party to reimburse the applicable Credit Party for certain positive differences between the distributed amount and the Tax Amount, which difference must be paid at the time of such reconciliation.

         (b) No Credit Party will directly or indirectly, optionally redeem, retire, purchase, acquire, defease or otherwise make any payment other than required interest payments in respect of any Debt other than (i) the Notes or the Senior Notes, (ii) existing Debt described on Schedule 5.1(e) and (iii) payments in respect of Debt owing to any other Credit Party.

         Section 6.10. Investments. The Company will not, nor will it permit any Credit Party to, make or acquire any Investment in any Person other than (i) Investments in direct or indirect wholly-owned Subsidiaries and (ii) Investments in Cash Equivalents.

         Section 6.11. Negative Pledge. No Credit Party will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

         (a) existing Liens listed on Schedule 6.11;

         (b) (i) inchoate mechanics, workmen's and carriers' liens for charges not delinquent, incident to current construction, (ii) mechanics, warehousemen's, unpaid vendors' and carriers' liens incident to such construction, (iii) statutory and common law Liens of landlords under leases to which any Credit Party is party and (iv) Liens of carriers, warehousemen, mechanics and materialmen or other similar statutory Liens, in each case incurred in the ordinary course of business for sums the payment of which is not delinquent or which are the subject of good faith proceedings by any Credit Party;

         (c) Liens incurred on deposits made in the ordinary course of business in connection with workers, compensation, performance bonds, unemployment insurance and other types of social security, other than any Lien imposed by or under ERISA;

         (d) Liens for taxes not yet due;

         (e) easements, rights of way, permits, licenses, zoning ordinances, covenants, restrictions, defects, minor irregularities of title and other similar Liens on property which in the case of any particular parcel of real property do not materially detract from the value or utilization of such real property;

         (f) Liens incurred in connection with Debt permitted pursuant to
Section 6.8(c); and

         (g) Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any obligation in an amount exceeding $100,000 and (iii) do not in the aggregate materially detract from the value of the assets of the Company and its Subsidiaries, taken as a whole, or materially impair the use thereof in the operation of its business.

         Section 6.12. Transactions with Affiliates. The Company will not, nor will it permit any Credit Party to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate, except (a) on terms no less favorable than terms that could be obtained from a Person that is not an Affiliate, as determined in good faith by the Board of Directors of the relevant Credit Party; provided that no determination of the Board of Directors shall be required with respect to any such transactions entered into (i) in the ordinary course of business, (ii) if such transaction, together with all related transactions, does not involve property, funds, investments or services with a fair market value in excess of $100,000 or (iii) in connection with the execution or performance of the Company's obligations under the Engagement Letter; and (b) transactions with Affiliates in effect on the date hereof and set forth on Schedule 6.12 hereof.

         Section 6.13. Consolidations. Mergers and Sales of Assets; Ownership of Subsidiaries. Except as set forth on Schedule 6.13 attached hereto:

         (a) No Credit Party will consolidate or merge with or into any other Person unless the surviving entity is a Credit Party. No Credit Party will sell, lease or otherwise transfer, directly or indirectly, any substantial part of the assets of any Credit Party to any other Person which is not a Credit Party.

         (b) Each Credit Party will at all times continue to own, directly or indirectly, 100% of the capital stock of each Person which is currently, or hereafter becomes a Subsidiary of such Credit Party. No new Subsidiaries will be created after the Closing unless the same execute and deliver the Subsidiary Guaranty and any other documents the Majority Holders reasonably request in connection therewith; provided, however, if the holders of the Senior Notes do not require a Subsidiary to guaranty the Senior Notes or if the holders of the Senior Notes release a Subsidiary from its obligations under the guaranty then the Subsidiary shall also not be required to enter into the Subsidiary Guaranty or shall be released from its obligations under the Subsidiary Guaranty.

         Section 6.14. Restrictions on Additional Subordinated Indebtedness. The Company will not, nor will it permit any Credit Party to, create or suffer to exist any Indebtedness for borrowed money which (i) provides that it is subordinate in right of payment to any Senior Indebtedness and (ii) is senior in right of payment to or pari passu with the Notes.

         Section 6.15. Permanent Financing. (a) The Company will, and will cause each Credit Party to, take all the actions which are necessary or desirable to obtain Permanent Financing as soon as practicable through issuance of securities at such interest rates and other terms as are prevailing for new issues of securities of comparable size and credit rating in the capital markets at the time such Permanent Financing is consummated and obtained in comparable transactions made on an arm's length basis between unaffiliated parties. The amount to be financed shall be in an amount at least sufficient to repay or redeem, in the aggregate, the Senior Notes and the Notes (including all Notes issued as interest on the Notes), in full in accordance with their terms. The Company hereby covenants and agrees that the proceeds from the Permanent Financing shall be used to redeem in full the Senior Notes and the Notes in accordance with their terms.

         (b) The Company covenants that it will, and will cause each Credit Party to, enter into such agreements as are customary in connection with the Permanent Financing, make such filings under the Securities Act, the Exchange Act, the Trust Indenture Act of 1939, as amended, and state securities laws as shall be required to permit consummation of the Permanent Financing and take such steps as are necessary or desirable to cause such filings to become effective or are otherwise required to consummate the Permanent Financing.

         Section 6.16. Business Activities. The Company will not, and it will not permit any Credit Party to, enter into any business, either directly or through any Subsidiary or joint venture, except for those businesses of the same type as or related to those in which the Credit Parties are engaged on the date of this Agreement.

         Section 6.17. Tax Consolidation. The Company will not consent to or permit the filing of or be a party to any consolidated income tax return on behalf of itself or any of its Subsidiaries with any Person (other than a consolidated return of the Company and its own Subsidiaries).

         Section 6.18. Maintenance of Corporate Separateness. The Company will, and will cause each of its Subsidiaries to, satisfy customary corporate formalities, including the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of corporate offices and records. Other than pursuant to any Subsidiary Guaranty entered into pursuant to this Agreement or pursuant to any subsidiary guarantee entered into pursuant to the Senior Securities Purchase Agreement, neither the Company nor any of its Subsidiaries shall make any payment to a creditor of any other Subsidiary in respect of any liability of any such Subsidiary. Any financial statements distributed to any creditors of any Subsidiary shall clearly establish or indicate the corporate separateness of such Subsidiary from the Company and its other Subsidiaries. Neither the Company nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of the Company or any of its Subsidiaries being ignored, or in the assets and liabilities of the Company or any of its Subsidiaries being substantively consolidated with those of any other such Person in a bankruptcy, reorganization or other insolvency proceeding.

         Section 6.19. Packer Avenue Proceeding. Each of Holt Cargo and Holt Hauling & Warehousing System, Inc. shall cause all Packer Avenue Proceeds to be payable directly solely to them and not to Astro Holding, Inc.

         Section 6.20. Financial Statements. The Company shall deliver audited financial statements covering the items in Section 3.05(a) no later than fifteen
(15) Business Days after the date of Closing.

                                   ARTICLE VII
                                EVENTS OF DEFAULT

         Section 7.1. Events of Default Defined; Acceleration of Maturity; Waiver of Default. In case one or more of the following (each, an "Event of Default"), whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation or any administrative or governmental body, shall have occurred and be continuing:

         (a) default in the payment of all or any part of the principal on any of the Notes as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise; or

         (b) default in the payment of any installment of interest upon any of the Notes under this Agreement as and when the same shall become due and payable, and continuance of such default for a period of 5 days; or

         (c) failure on the part of the Company duly to observe or perform any of the covenants contained in Sections 6.4 and 6.7 through 6.16 of the Agreement; or

         (d) failure on the part of any Credit Party duly to observe or perform any other of the covenants or agreements contained in the Financing Documents, if such failure shall continue for a period of 30 days after the date on which written notice thereof shall have been given to the Company at the option of and by a holder of a Note; or

         (e) any Credit Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

         (f) an involuntary case or other proceeding shall be commenced against any Credit Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any Credit Party under the bankruptcy laws as now or hereafter in effect in any jurisdiction; or

         (g) there shall be a default in respect of any Debt of any Credit Party in an aggregate principal amount in excess of $1,000,000 whether such Debt now exists or shall hereafter be created (excluding the Notes but including Debt owing to any Credit Party) if such default results in acceleration of the maturity of such Debt or enables the holder of such Debt to accelerate the maturity thereof; or any Credit Party shall fail to pay at maturity any such Debt whether such debt now exists or shall hereafter be created; or

         (h) final judgments for the payment of money which in the aggregate at any one time exceed $1,000,000 shall be rendered against any Credit Party by a court of competent jurisdiction and shall remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days after such judgment becomes final; or

         (i) any representation, warranty, certification or statement made or deemed made by any Credit Party in any Financing Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with any Financing Document shall prove to have been untrue in any material respect when made or deemed made; or

         (j) any member of the ERISA Group has failed to pay when due an amount or amounts aggregating in excess of $100,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan has been filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC has instituted proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition has existed by reason of which the PBGC is entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there has occurred a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $100,000; or

         (k) a Change of Control has occurred;

then, and in each and every such case (other than under clauses (e) and (f) with respect to any Credit Party), unless the principal of all the Notes shall have already become due and payable, the Majority Holders (or, if at such time the Purchasers together with their respective Affiliates no longer hold at least 50% of the aggregate outstanding principal amount of the Notes, Holders of at least 33 1/3% of the aggregate outstanding principal amount of the Notes), by notice in writing to the Company, may, subject to Section 9.3, declare the entire principal amount of the Notes together with accrued interest thereon to be, and upon the Company's receipt of such notice the entire principal amount of the Notes together with accrued interest thereon shall become, immediately due and payable. If an Event of Default specified in clauses (e) or (f) with respect to any Credit Party occurs, the principal of and accrued interest on the Notes will be immediately due and payable without any declaration or other act on the part of the Holders. If an Event of Default shall occur and for as long as such Event of Default shall be continuing, the majority Holders shall have the right to appoint one representative to sit on the Board of Directors of the Company; provided, however, that such right shall terminate if the Purchasers together with their respective Affiliates no longer retain at least 50% of the outstanding Notes.

                                  ARTICLE VIII
                             LIMITATION ON TRANSFERS

         Section 8.1. Restrictions on Transfer. From and after the date of the Issuance, none of the Notes shall be transferable except upon the conditions specified in Sections 8.2 and 8.3, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the Transfer of any of such Notes or any interest therein. The Purchasers will cause any proposed transferee of any Notes (or any interest therein) held by it to agree to take and hold such Notes (or any interest therein) subject to the provisions and upon the conditions specified in this Section 8.1 and in Sections 8.2 and 8.3.

         Section 8.2. Restrictive Legends. (a) Each Note issued to the Purchasers or to a subsequent transferee shall (unless otherwise permitted by the provisions of Section 8.2(b) or Section 8.3) include a legend in substantially the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES

         LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF NOVEMBER -, 1997, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER OF THIS SECURITY AT ITS PRINCIPAL EXECUTIVE OFFICE.

         (b) Any Holders of Notes registered pursuant to the Securities Act and qualified under applicable state securities laws may exchange such Notes on transfer for new securities that shall not bear the legend set forth in paragraph (a) of this Section 8.2.

         Section 8.3. Notice of Proposed Transfers. (a) Five Business Days prior to any proposed Transfer (other than Transfers of Notes (i) registered under the Securities Act, (ii) to an Affiliate of a Purchaser or (iii) to be made in reliance on Rule 144A) of any Notes, the holder thereof shall give written notice to the Company of such holder's intention to effect such Transfer, setting forth the manner and circumstances of the proposed Transfer, and shall be accompanied by (i) an opinion of counsel reasonably satisfactory to the Company addressed to the Company to the effect that the proposed Transfer of such Notes may be effected without registration under the Securities Act, (ii) such representation letters in form and substance reasonably satisfactory to the Company to ensure compliance with the provisions of the Securities Act and (iii) such letters in form and substance reasonably satisfactory to the Company from each such transferee stating such transferee's agreement to be bound by the terms of this Agreement. Such proposed Transfer may be effected only if the Company shall have received such notice of transfer, opinion of counsel, representation letters and other letters referred to in the immediately preceding sentence, whereupon the holder of such Notes shall be entitled to Transfer such Notes in accordance with the terms of the notice delivered by the holder. Each Note transferred as above provided shall bear the legend set forth in Section 8.2(a) except that such Note shall not bear such legend if the opinion of counsel referred to above is to the further effect that neither such legend nor the restrictions on Transfer in Sections 8.1 through 8.3 are required in order to ensure compliance with the provisions of the Securities Act.

         Five Business Days prior to any proposed Transfer of any Notes to be made in reliance on Rule 144A under the Securities Act ("Rule 144A"), the holder thereof shall give written notice to the Company of such holder's intention to effect such Transfer, setting forth the manner and circumstances of the proposed Transfer and certifying that such Transfer will be made (i) in full compliance with Rule 144A and (ii) to a transferee that (A) such holder reasonably believes to be a "qualified institutional buyer" within the meaning of Rule 144A and (B) is aware that such Transfer will be made in reliance on Rule 144A. Such proposed Transfer may be effected only if the Company shall have received such notice of transfer, whereupon the holder of such Notes shall be entitled to Transfer such Notes in accordance with the terms of the notice delivered by the holder. Each Note transferred as above provided shall bear the legend set forth in Section 8.2(a).

                              ARTICLE IX
                             SUBORDINATION

         Section 9.1. Notes Subordinate to Senior Notes. The Company covenants and agrees, and each Purchaser and each other Holder of any Note, if any, likewise covenants and agrees, that, (a) to the extent and in the manner hereinafter set forth in this Section 9, the payment of the Obligations, including pursuant to any amendment, modification, restatement or renewal thereof (the "Subordinated Obligations"), is hereby expressly made subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness and (b) the terms and conditions of such subordination is for the benefit of the holders of the Senior Indebtedness and each such holder may enforce such subordination; provided, however, on the Maturity Date (so long as the Maturity Date is not extended in accordance with either of the provisos contained in the definition thereof) the Obligations shall no longer be subordinated to the Senior Indebtedness and this Article IX shall have no further force or effect.

         Section 9.2. Payment Over of Proceeds Upon Dissolution. In the event of
(i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its assets, or (ii) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company (collectively, "Bankruptcy Events"), then and in any such event:

         (a) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents of all amounts due or to become due on or in respect of all Senior Indebtedness (including interest after the commencement of a Bankruptcy Event at the rate specified in the documentation for such Senior Indebtedness, whether or not allowed), before any Holder is entitled to receive any direct or indirect payment or distribution on account of the Subordinated Obligations (other than in the form of securities permitted to be paid in accordance with the first parenthetical in clause (b) below) including, without limitation, by exercise of set-off and any payment which may be payable or deliverable by reason of any other indebtedness being subordinated in right of payment to the Subordinated Obligations;

         (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which any Holder would be entitled but for the provisions of this Section 9, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Subordinated Obligations (except for any such payment or distribution of securities which, if debt securities, are unsecured and subordinated to at least the same extent as the Subordinated Obligations are to (A) such Senior Indebtedness or (B) any securities issued in exchange for Senior Indebtedness and mature no earlier than six months after such Senior Indebtedness or securities issued in exchange) shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of all Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and interest on, such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

         (c) in the event that, notwithstanding the foregoing provisions of this
Section 9, any Holder shall have received any such payment or distribution of assets of the Company of any kind or character, whether property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Subordinated Obligations (but excluding any payment of the character described in the parenthetical clause in the foregoing paragraph (b)) before all Senior Indebtedness is paid in full, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all such Senior Indebtedness remaining unpaid, to the extent necessary to pay such Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

         If, notwithstanding the provisions of this Agreement, there shall occur any consolidation of the Company with, or any merger of the Company into, another corporation or the liquidation or dissolution of the Company following any conveyance, transfer or lease of its properties and assets substantially as an entirety to another corporation, such consolidation, merger or liquidation shall not be deemed a Bankruptcy Event; provided, that no other Bankruptcy Event shall have occurred and be continuing at the time of such consolidation, merger or liquidation. DLJSC is hereby authorized to file an appropriate claim on behalf of the Holders if the Holders do not file such claim or there is not filed on behalf of the Holders a proper proof of claim in the form required in any Bankruptcy Event prior to thirty (30) days before the expiration of the time to file such claim or claims.

         Section 9.3. Acceleration Rights; Remedies; No Payment in Certain circumstances. (a) So long as at least $20 million of Senior Notes shall remain outstanding, prior to the Maturity Date, no Holder shall take any action, judicial or otherwise, to accelerate or collect payment on the Subordinated Obligations or to pursue any other remedy with respect to the Subordinated Obligations, prior to the earlier of (i) the occurrence or commencement of a Bankruptcy Event or an Event of Default under Section 7.1(a) or 7.1(k),
(ii) acceleration of any Senior Indebtedness or (iii) the failure of the Company or any Credit Party to comply with Sections 2.4(d), 6.9, 6.12, the second sentence of Section 6.13(b), 6.14 or 6.15 and such failure to comply shall continue unremedied for 10 Business Days after notice from any Holder to the Company and DLJSC.

         (b) In the event that (i) the Company shall fail to pay when due (after giving effect to any applicable grace periods), upon acceleration or otherwise, any amount or obligation with respect to Senior Indebtedness under the Securities Purchase Agreement (a "Payment Default") which Payment Default shall not have been cured or waived, or (ii) an Event of Default (other than a Payment Default) under the Securities Purchase Agreement shall occur and be continuing, which shall not have been cured or waived (a "Non-Payment Default"), and the Company and the Majority Holders receive written notice of such Non-Payment Default from a holder of Senior Notes (a "Non-Payment Blockage Notice"), no payment pursuant to Section 2.4(b) or on the Maturity Date on account of the Subordinated Obligations shall be made by the Company (x) in the case of any Payment Default, unless and until such Senior Indebtedness shall have been paid in full in cash or until such Payment Default shall have been cured or waived, or (y) in the case of any Non-Payment Default, from the earlier of the date on which the Company and Pyramid Ventures, Inc. (or such other person as may be designated in writing by the Majority Holders) receive such Non-Payment Blockage Notice until the earlier of (1) 179 days after such date and (2) the date, if any, on which such Senior Indebtedness is paid in full or such Non-Payment Default is waived by the holders of such Senior Indebtedness or otherwise cured (a "Blockage Period"); provided, that (x) only one Non-Payment Blockage Notice may be given in any 360-day period and (y) no Blockage Period may be imposed as a result of a covenant default that served as the basis for, or was (to the knowledge of the holder delivering such notice) continuing during any previous Blockage Period unless such covenant default giving rise to such Blockage Period was cured or waived in accordance with the applicable provisions of such Senior Indebtedness for at least 90 consecutive days subsequent to the commencement of such initial Blockage Period.

         In the event that, notwithstanding the foregoing, the Company shall make any payment to any Holder prohibited by the foregoing provisions of this Section, then and in such event such payment shall be paid over and delivered forthwith to the holders (or their agent or trustee) of the relevant Senior Indebtedness.

         Section 9.4. Payment Otherwise Permitted. Nothing contained in this
Section 9 or elsewhere in this Agreement or in the Notes shall prevent the Company, at any time except as set forth in Section 9.2, from making payments at any time of principal of and interest on the Notes or any other amount payable by the Company under the Notes or this Agreement.

         Section 9.5. Subrogation to Rights of Holders of Senior Notes. Subject to, and solely effective following, the final payment in full of all Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to such Senior Indebtedness to the extent of the payments or distributions made to or otherwise applied to payment of, the Senior Indebtedness pursuant to the provisions of this Section 9 until the obligations shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders would be entitled except for the provisions of this Section 9, and no payments pursuant to the provisions of this Section 9 to the holders of Senior Indebtedness by the Holders shall, as among the Company, its creditors (other than holders of Senior Indebtedness) and the Holders, be deemed to be a payment or distribution by the Company to or on account of the Subordinated Obligations.

         Section 9.6. Provisions Solely to Define Relative Riahts. The provisions of this Section 9 are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this
Section 9 or elsewhere in this Agreement or in the Notes is intended to or shall
(i) impair, as among the Company, its creditors (other than holders of Senior Indebtedness) and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, and premium and interest on, and any other amount payable by the Company under, the Notes or this Agreement as and when the same shall become due and payable in accordance with their terms; or (ii) affect the relative rights against the Company of the Holders and its creditors (other than the holders of Senior Indebtedness); or
(iii) except as expressly provided in Section 9.3, prevent the Holders from accelerating the Notes and exercising all other remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Section 9 of the holders of Senior Indebtedness under and in accordance with the provisions of this Section 9, to receive, cash, property and securities otherwise payable or deliverable to the Holders.

         Section 9.7. No Waiver of Subordination Provisions; Amendment. No right of any present or future holder of any Senior Indebtedness to enforce subordination or other terms and provisions as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions, and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with. Without in any way limiting the generality of the foregoing, the holders of Senior Indebtedness may at any time and from time to time, without the consent of or notice to the Purchasers or any other Holder of the Notes, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Section 9 or the obligations hereunder of such Holders to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Indebtedness; (iii) release any Person liable in any manner for the collection of the Senior Indebtedness; and (iv) exercise or refrain from exercising any rights or remedies against the Company and any other Person.

         Section 9.8. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Section 9, the Holders shall be entitled to rely upon any unstayed, final, nonappealable order or decree entered by any court of competent jurisdiction in which a Bankruptcy Event is pending (so long as such order appears on its face to give effect to these subordination provisions), for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 9.

                                ARTICLE X
                               MISCELLANEOUS

         Section 10.1. Notice. All notices, demands and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address set forth on the signature pages hereof, or such other address as such party may hereinafter specify for the purpose. Each such notice, demand or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified on the signature page hereof, or (ii) if given by overnight courier, addressed as aforesaid or by any other means, when delivered at the address specified in this Section.

         Section 10.2. No Waivers; Amendments. (a) No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise.

         (b) Any provision of this Agreement may be amended, supplemented or waived if, but only if, such agreement, supplement or waiver is in writing and is signed by the Company and the Majority Holders; provided, that without the consent of each Holder of any Note affected thereby, an amendment, supplement or waiver may not (a) reduce the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (b) reduce the rate or extend the time for payment of interest on any Note, (c) reduce the principal amount of or extend the stated maturity of any Note or alter the redemption provisions with respect thereto or (d) make any Note payable in money or property other than as stated in the Notes. In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, consent, or waiver as provided in this Agreement or in the Notes, Notes which are owned by the Company or any other obligor on or guarantor of the Notes, or, by any Person controlling, controlled by, or under common control with any of the foregoing, shall be disregarded and deemed not to be outstanding for the purpose of any such determination; and provided further that no such amendment, supplement or waiver which affects the rights of each Purchaser and its Affiliates otherwise than solely in their capacities as Holders of Notes shall be effective with respect to them without their prior written consent.

         Section 10.3. Indemnification. The Company (the "Indemnifying Party") agrees to indemnify and hold harmless each Purchaser, its Affiliates, and each Person, if any, who controls such Purchaser, or any of its affiliates, within the meaning of the Securities Act or the Exchange Act (a "Controlling Person"), and the respective partners, agents, employees, officers and directors of each Purchaser, its Affiliates and any such Controlling Person (each an

"Indemnified Party" and collectively, the "Indemnified Parties"), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation and as incurred, reasonable costs of investigating, preparing or defending any such claim or action, whether or not such Indemnified Party is a party thereto) arising out of, or in connection with any activities contemplated by this Agreement, provided that the Indemnifying Party will not be responsible for any claims, liabilities, losses, damages or expenses that are determined by final judgment of court of competent jurisdiction to result from such Indemnified Party's gross negligence, willful misconduct or bad faith. The Indemnifying Party also agrees that each Purchaser shall have no liability (except for breach of provisions of this Agreement) for claims, liabilities, damages, losses or expenses, including legal fees, incurred by the Indemnifying Party in connection with this Agreement unless they are determined by final judgment of a court of competent jurisdiction to result from such Purchaser's gross negligence, willful misconduct or bad faith.

         If any action shall be brought against an Indemnified Party with respect to which indemnity may be sought against the Indemnifying Party under this Agreement, such Indemnified Party shall promptly notify the Indemnifying Party in writing and the Indemnifying Party shall, if requested by such Indemnified Party or if the Indemnifying Party desires to do so, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Indemnifying Party shall not affect any obligations the Indemnifying Party may have to such Indemnified Party under this Agreement or otherwise unless the Indemnifying Party is materially adversely affected by such failure. Such Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless: (i) the Indemnifying Party has failed to assume the defense and employ counsel or
(ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party; provided, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel, which counsel shall be designated by the Majority Holders. The Indemnifying Party shall not be liable for any settlement of any such action effected without the written consent of the Indemnifying Party (which shall not be unreasonably withheld) and the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Party from and against any loss or liability by reasons of settlement of any action effected with the consent of the Indemnifying Party. In addition, the Indemnifying Party will not, without the prior written consent of the Majority Holders, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent, or termination includes an express unconditional release of the Purchasers and the other Indemnified Parties, reasonably satisfactory in form and substance to the Purchasers, from all liability arising out of such action, claim, suit or proceeding.

         The indemnification and expense reimbursement obligations set forth in this Section 10.3 (i) shall be in addition to any liability the Indemnifying Party may have to any Indemnified Party at common law or otherwise, (ii) shall survive the termination of this Agreement and the payment in full of the Notes and (iii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Purchasers or any other Indemnified Party.

         Section 10.4. Expenses. The Company agrees to pay, if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Purchasers and each holder of Notes, including reasonable fees and disbursements of a single counsel (which counsel shall be selected by a majority in interest of the Notes held by the Purchasers when such Event of Default occurs), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

         Section 10.5. Payment. The Company agrees that, so long as any Purchaser shall own any Notes issued to it from the Company hereunder, the Company will make payments to each Purchaser of all amounts due thereon by wire transfer by 1:00 PM (New York City time) on the date of payment to such account as is specified beneath each Purchaser's name on the signature page hereof or to such other account or in such other similar manner as each Purchaser may designate to the Company in writing.

         Section 10.6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company and each Purchaser and their respective successors and assigns; provided that the Company may not assign or otherwise transfer its rights or obligations under this Agreement to any other Person without the prior written consent of the Majority Holders.

         Section 10.7. Brokers. The Company represents and warrants that neither it nor any Credit Party has employed any broker, finder, financial advisor or investment banker who might be entitled to any brokerage, finder's or other fee or commission in connection with the Acquisition or the issuance of the Notes.

         Section 10.8. New York Law; Submission to Jurisdiction; Waiver of
Jury Trial. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK

STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         Section 10.9. Severability. If any term, provision, covenant or restriction of the Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 10.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers, as of the date first above written.

                                    PYRAMID VENTURES, INC.

                                    By /s/ Joseph Wood
                                       -------------------------------------
                                       Name:
                                       Title:


       Wiring Instructions:         Address:

       Bankers Trust Company        c/o BT Capital Partners, Inc.
       New York, New York           130 Liberty Street
       ABA #021001033               New York, NY 10006
       Pyramid Ventures, Inc.       Attention: James Dworkin
       Acct #00-138-325             Telephone: 212-250-2500
       Attn: Heide Silverstein      Facsimile: 212-250-7651



                                    BERKSHIRE FUND III

                                    By  /s/ Kevin T. Callaghan
                                       -------------------------------------
                                       Name:  Kevin T. Callaghan
                                       Title: Managing Director


       Wiring Instructions:          Address

       Fleet Bank of Massachusetts   c/o Berkshire Partners LLC

           One Federal Street        One Boston Place
           Boston, MA 02110          Suite 3300
           Attn: Cheryl Wallace      Boston, MA 02108
           ABA #011-000-138          Attention: Kevin Callaghan
           Acct #93630-48039         Telephone: 617-227-0050
                                     Facsimile: 617-227-6105

                                             BERKSHIRE INVESTORS LLC

                                             By: /s/ Kevin T. Callaghan
                                                 ----------------------
                                             Name: Kevin T. Callaghan
                                             Title: Managing Director

Wiring Instructions:                         Address:

Boston Safe Deposit & Trust                  c/o Berkshire Partners LLC
One Boston Place                             One Boston Place
Boston, MA 02108                             Suite 3300
Attn: Peter C. Pappas                        Boston, MA 02108
ABA #011-001-234                             Attention: Kevin Callaghan
Acct #06-569-2                               Telephone: 617-227-0050
                                             Facsimile: 617-227-6105

                                             EDWARD G. CAWTHON

                                             /s/ Edward G. Cawthon
                                             ---------------------------------
Wiring Instructions:                         Address:

Bank of N.Y.                                 c/o Hogan & Hartson
Raritan Ctr., Edison, NJ                     Columbia Square
ABA #02100018                                555 13th Street, NW
Credit Edward G. Cawthon                     Washington, D.C. 20004-1109
Acct #6104824321                             Attention: Benton Hammond, Esq.
                                             Telephone: 202-637-5600
                                             Facsimile: 202-637-5910


                                             MANUEL LUIS DEL VALLE

                                             /s/ Manuel Luis Del Valle
                                             ---------------------------------
Wiring Instructions:                         Address:

Federal Reserve Bank of N.Y.                 Calle Cerezo #6
Banco Popular                                Urbanization San Patricio
ABA #021502011                               Guaynabo, PR 00968
Further Credit                               Telephone: 787-793-2912
Acct #030-016894                             Facsimile: 787-740-2487

                                             CARL ROBERT FOX

                                             /s/ Carl Robert Fox
                                             -------------------------------

Wiring Instructions:                         Address:

Chase Manhattan Bank, NYC                    c/o Hogan & Hartson
ABA #021000021                               Columbia Square
FBO Smith Barney Inc.                        555 13th Street, NW
Acct #066-198038                             Washington, D.C. 20004-1109
Further credit Carl R. Fox                   Attention: Benton Hammond, Esq.
& Delores Fox                                Telephone: 202-637-5600
Acct #579-81299-11-109                       Facsimile: 202-637-5910


                                             RONALD M. KATIMS

                                             /s/ Ronald M. Katims
                                             ------------------------------

Wiring Instructions:                         Address:
Chase Manhattan Bank                         c/o Hogan & Hartson
ABA #021000021                               Columbia Square
FBO Smith Barney Inc.                        555 13th Street, NW
Acct #066-198038                             Washington, D.C. 20004-1109
Further credit Ronald &                      Attention: Benton Hammond, Esq.
Margaret Katims                              Telephone: 202-637-5600
Acct #579-15852-18-109                       Facsimile: 202-637-5910

                                           MARTIN MCDONALD


                                           /s/ Martin McDonald
                                           ------------------------
Wiring Instructions:                       Address:

Sovereign Bank-Covered                     c/o Hogan & Hartson
Bridge Branch                              Columbia Square
ABA #231372691                             555 13th Street, NW
Credit Martin McDonald                     Washington, D.C. 20O04-1109
Acct #118-301-7480                         Attention; Benton Hammond, Esq.
                                           Telephone: 202-637-5600
                                           Facsimile: 202-637-5910



                                           EDWARD W. O'DONNELL

                                           /s/ Edward W. O'Donnell
                                           ------------------------------
Wiring Instructions:                       Address:

Chase Manhattan Bank                       c/o Hogan & Hartson
405 Lexington Avenue                       Columbia Square
New York, NY 10174                         555 13th Street, NW
Bank Mgr - Wm. Capuwano                    Washington, D.C. 20004-1109
Branch #127                                Attention: Benton Hammond, Esq.
ABA #021000128                             Telephone: 202-637-5600
Edward W. O'Donnell and                    Facsimile: 202-637-5910
Sheila O'Donnell
Acct #127-060-595-501 (savings)


                                           THOMAS POWER

                                           /s/ Thomas Power
                                           --------------------------------
Wiring Instructions:                       Address:

Northern Trust Co. Chicago                 Wisconsin Central Transportation
ABA #071-000-152                           One O'Hare Centre
Thomas Power                               Rosemont, IL 60018
Acct #4262581                              Telephone: 847-318-4602
                                           Facsimile: 847-318-4628

                                              MARIO ESCUDERO

                                              /s/ Mario Escudero
                                              -----------------------------
Wiring Instructions:                          Address:

Northern Trust International                  c/o NPR, Inc.
Banking Corp.                                 700 14th Street, N.W., Suite 900
One World Trade Center                        Washington, D.C. 20005
STE 3941                                      Telephone: 202-508-1018
New York, NY                                  Facsimile: 202-508-1036
ABA #026-001122
FBO Merrill Lynch
Acct #106-484-20010
Further Credit Acct #141-55879
By order Mario F. Escudero


                                               DEAN WITTER REYNOLDS
                                               CUSTODIAN FOR MARIO ESCUDERO
                                               IRA ROLLOVER


                                               By /s/ Kenneth A. Porter
                                                  ---------------------------
                                                  Name: Kenneth A. Porter
                                                  Title: Vice President and
                                                         Branch Manager

Wiring Instructions:                           Address:

Citibank, New York                             Dean Witter Reynolds
ABA #021000089                                 250 W. Cocoa Beach Cswy
Dean Witter # 406-11172                        Cocoa Beach, FL 32931
f/b/o Dean Witter Reynolds                     Attention: Robyn Buckingham
Cust. for Mario F. Escudero IRA RO             Telephone: 800-347-4656
Acct #653-120805-105                           Facsimile: 407-799-2628

                                               JOHN S. TIRPAK

                                               /s/ John S. Tirpak
                                               ----------------------------
Wiring Instructions:                           Address:

The Bank of New York                           c/o Hogan & Hartson
ABA #021000018                                 Columbia Square
John S. Tirpak                                 555 13th Street, NW
Acct #610-534-1243                             Washington, D.C. 20004-1109
                                               Attention: Benton Hammond, Esq.
                                               Telephone: 202-637-5600
                                               Facsimile: 202-637-5910

                                               DEAN WITTER REYNOLDS
                                               CUSTODIAN FOR JOHN TIRPAK
                                               IRA ROLLOVER

                                               By /s/ Kenneth A. Porter
                                                  ----------------------------
                                                  Name: Kenneth A. Porter
                                                  Title: Vice President and
                                                         Branch Manager

Wiring Instructions;                           Address:

Dean Witter Reynolds,                          Dean Witter Reynolds
 Inc. C/F                                      250 W. Cocoa Beach Cswy
John Tirpak IRA                                Cocoa Beach, FL 32931
A/C 653-120805-105                             Attention: Robyn Buckingham
                                               Telephone: 800-347-4656
                                               Facsimile: 407-799-2628

                                               PAUL J. WITTIG

                                               /s/ Paul J. Wittig
                                               --------------------------------

        Wiring instructions:                   Address:

        Chase Manhattan                        c/o Hogan Hartson
        ABA #021000021                         Columbia Square
        Credit to Merrill Lynch                555 13th Street, NW
        Acct #903-4-019012                     Washington, D.C. 20004-1109
        Further credit to Paul Wittig          Attention: Benton Hammond, Esq.
        Acct #825-42B32                        Telephone: 202-637-5600
                                               Facsimile: 202-637-5910

                                               RUSSELL T. STERN, JR.

                                               /s/ Russell T. Stern, Jr.
                                               --------------------------------

        Wiring Instructions:                   Address:

                                               Mills Capital Advisors, Inc.
                                               190 South LaSalle Street
                                               Suite #1710
                                               Chicago, IL 60603
                                               Telephone: 312-419-0077
                                               Facsimile: 312-419-0172


                                            THE HOLT GROUP, INC.

                                            By /s/ Thomas J. Holt, Jr.
                                               --------------------------------
                                               Name: Thomas J. Holt, Jr.
                                               Title:

                                               Address:

                                               P.O. Box 8268
                                               Philadelphia, PA 19101-8268
                                               Attention: Thomas J. Holt, Sr.
                                               Facsimile: 609-742-3102

                                               NPR HOLDING CORPORATION

                                               By /s/ Ronald M. Katims
                                                  -----------------------------
                                                  Name: Ronald M. Katims
                                                  Title:

                                               Address:

                                               c/o Holt Cargo Systems, Inc.
                                               701 N. Broadway
                                               King & Essex Street
                                               Gloucester City, NJ 08030
                                               Facsimile: 609-742-3066
                                               Attn: Thomas J. Holt-CONFIDENTIAL
                                               Attn: John A. Evans-CONFIDENTIAL

                                                                       EXHIBIT A


                                     FORM OF

                                      NOTE


THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF NOVEMBER __, 1997, A COPY OF WHICH MAY BE OBTAINED FROM THE HOLT GROUP, INC. AT ITS PRINCIPAL EXECUTIVE OFFICE.

No. __________                                                       $_________

                              THE HOLT GROUP, INC.

                   Subordinated Unsecured Increasing Rate Note

         THE HOLT GROUP, INC. (the "Company"), for value received hereby promises to pay to [List Purchasers] (the "Holder"), the principal sum of [Amount in words] dollars ($[Amount in numbers]), in lawful money of the United States of America and in immediately available funds, on the Maturity Date (as defined in the Agreement referred to below), and to pay interest on the unpaid principal amount, in kind, for the period commencing on the date of this Note until payment in full of the principal sum hereof has been made, at the rates per annum and on the dates provided in the Agreement (as defined below).

         This Subordinated Unsecured Increasing Rate Note is one of a duly authorized issue of Subordinated Unsecured Increasing Rate Notes of the Company (the "Notes") referred to in the Securities Purchase Agreement dated as of November _, 1997 between the Company and each of the Persons listed on the signature pages thereto (as the same may be amended, restated or otherwise modified from time to time in accordance with its terms, the "Agreement") and is subordinated to Senior Indebtedness to the extent and in the manner provided for in the Agreement. Capitalized terms used in this Note have the respective meanings assigned to them in the Agreement.

         The Notes are transferable and assignable to one or more purchasers in accordance with the limitations set forth in the Agreement. The Company agrees to issue from time to time replacement Notes in the form hereof to facilitate such transfers and assignments.

         The Company shall keep at its principal office a register (the "Register") in which shall be entered the names and addresses of the registered holders of the Notes and particulars of the respective Notes held by them and of all transfers of such Notes. References to the "Holder" or "Holders" shall mean the Person listed in the Register as the payee of any Note. The ownership of the Notes shall be proven by the Register.

         Upon the occurrence of an Event of Default, the principal hereof and accrued interest hereon shall become, or may be declared to be, forthwith due and payable in the manner, upon the conditions and with the effect provided in the Agreement.

         THIS NOTE SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW). THE COMPANY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: ________________,  199_

                                      THE HOLT GROUP, INC.

                                      By:
                                         --------------------------------
                                         Name:

                                     Title:

                                                                       EXHIBIT B



                                     FORM OF

                              SOLVENCY CERTIFICATE


         This Solvency Certificate (this "Certificate") is delivered to the Persons listed on the signature pages (except the Company) (the "Purchasers") pursuant to the Securities Purchase Agreement dated as of November __,1997 (the "Agreement") between The Holt Group, Inc. and the Purchasers. Capitalized terms used herein without definition have the meanings provided in the Agreement.

         I hereby certify to the Purchasers, in good faith and to the best of my knowledge and belief, as follows:

         1. I am the duly qualified and acting Chief Financial officer of each Credit Party and have been employed in positions involving responsibility for the management of the financial affairs and the preparation of financial statements of each Credit Party. I have, together with other officers of each Credit Party, acted on behalf of each Credit Party in connection with the transactions contemplated by the Agreement, the other Financing Documents and the Material Acquisition Documents.

         2. I have carefully reviewed the contents of this Certificate and have conferred with legal counsel for each Credit Party for the purpose of discussing the meaning of its contents.

         3. In connection with preparing for the transactions contemplated by the Agreement, the other Financing Documents and the Material Acquisition Documents, I have assisted in the preparation of and I have reviewed the pro forma combined balance sheet of the Company and its Subsidiaries as of June 30, 1997 (the "Pro Forma Balance Sheet"), a copy of which is attached hereto as Annex I. The Pro Forma Balance Sheet was prepared on the basis of the historical financial statements delivered pursuant to Section 3.5 of the Agreement.

         4. In connection with the issuance of this Certificate and the preparation of the Pro Forma Balance Sheet, I have assisted in the preparation of and have reviewed the historical financial statements described in Section
3.5 of the Agreement. I have no reason to believe that the Pro Forma Balance Sheet is not a fair and reasonable presentation as of the date hereof of the consolidated pro forma financial condition of the Company and its Subsidiaries, after giving effect to the consummation of the transactions contemplated by the Agreement, the other Financing Documents and the Material Acquisition Documents.

         Based upon the foregoing, I have concluded, in good faith and to the best of my knowledge and belief, that as of the date hereof and after giving effect to the transactions contemplated by the Agreement, the other Financing Documents and the Material Acquisition Documents:

                  (a) The fair saleable value (as defined below) of each Credit Party's assets exceeds the total amount of liabilities (including contingent (including full utilization of the Commitment under the Agreement), subordinated, unmatured and unliquidated liabilities, in each case valued at the probable liability of each such Credit Party with respect thereto) of each Credit Party as they become absolute and mature and, therefore, each Credit Party is not "insolvent".

                  (b) The present fair saleable value of the assets of each Credit Party is not less than the amount that will be required to pay its probable liabilities as they become absolute and matured.

                  (c) Each Credit Party will be able to realize upon its assets and will have sufficient cash flow from operations to enable it to pay its debts, other liabilities and contingent obligations as they mature in the ordinary course of its business.

                  (d) Each Credit Party does not have unreasonably small capital with which to engage in its anticipated businesses. In reaching this conclusion, I understand that "unreasonably small capital" depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on the needs and anticipated needs for capital of the business conducted or anticipated to be conducted by each Credit Party.

                  (e) Each Credit Party has not incurred any obligation under the Agreement or any other Financing Document or made any conveyance pursuant to or in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Credit Party.

         For purposes of this Certificate, the "fair saleable value" of each Credit Party's assets and investments has been determined on the basis of the amount which I have concluded, in good faith and to the best of my knowledge and belief, may be realized within a reasonable time, either through collection or sale of such investments and other assets at the regular market value, conceiving the latter as the amount which could be obtained for the property in question within such period by a capable and diligent business person from an interested buyer who is willing to purchase under ordinary selling conditions. Because the sale of any business enterprise involves numerous assumptions and uncertainties, not all of which can be quantified or ascertained prior to engaging in an actual selling effort, I make no representation as to whether the aggregate assets of each Credit Party would actually be sold for the amount I believe to be their fair saleable value.

         I understand that the Purchasers are relying on the truth and accuracy of this Certificate and that the delivery of this Certificate is a material inducement for the Purchasers to enter into the Agreement and consummate the transactions contemplated thereby, and the undersigned hereby consents to such reliance.

         I am delivering this Certificate in my capacity as the Chief Financial Officer of each Credit Party and not in any way in my individual capacity.

         I represent the foregoing information to be, in good faith and to the best of my knowledge and belief, true and correct and have executed this Certificate this ___ day of ______________, 1997.

                                    ------------------------------------
                                    Name:
                                    Title: Chief Financial Officer

                                                                        Annex I
                                                                   to Exhibit B


                                    Pro Forma

                                [to be attached]

                                                                      EXHIBIT C


                                     FORM OF

                               SUBSIDIARY GUARANTY

         SUBSIDIARY GUARANTY dated as of November _, 1997 made by each of the corporations listed on Annex A attached hereto (each, a "Subsidiary Guarantor").

                            W I T N E S S E T H :

         WHEREAS, The Holt Group, Inc. (the "Company") has entered into a Securities Purchase Agreement (as amended from time to time, the "Subordinated Securities Purchase Agreement") with the Persons listed on the signature pages thereto (except the Company) pursuant to which the Company has agreed, subject to the terms and conditions set forth therein, to issue $25,000,000 principal amount of the Company's promissory notes;

         WHEREAS, each Subsidiary Guarantor is a direct or indirect wholly-owned Subsidiary of the Company and has received, and expects to continue to receive, financial and other support from the Company;

         WHEREAS, it is a condition to the issuance of Notes under the Subordinated Securities Purchase Agreement that the Subsidiary Guarantors enter into a Subsidiary Guaranty substantially in the form of this Subsidiary Guaranty; and

         WHEREAS, the Subsidiary Guarantors are willing to enter into this Subsidiary Guaranty;

         NOW, THEREFORE, the Subsidiary Guarantors jointly and severally agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.01. Definitions; References.

         Terms used herein which are defined in the Subordinated Securities Purchase Agreement and not otherwise defined herein are used herein as therein defined. The following additional term, as used herein, has the following meaning:

         "Guaranteed Obligations" means (i) all obligations of the Company in respect of principal of and interest on the Notes, (ii) all other sums payable by the Company under the Subordinated Securities Purchase Agreement or the Notes, (iii) all sums payable by the Company under any Financing Document and
(iv) all renewals or extensions of the foregoing, in each case whether now outstanding or hereafter arising. The Guaranteed obligations shall include, without limitation, any interest, costs, fees and expenses which accrue on or with respect to any of the foregoing, whether before or after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company, and any such interest, costs, fees and expenses that would have accrued thereon or with respect thereto but for the commencement of such case, proceeding or other action.

                                   ARTICLE II
                                   GUARANTIES

         SECTION 2.01. The Guaranties. Subject to Section 2.03, the Subsidiary Guarantors hereby jointly and severally unconditionally and irrevocably guarantee to each Purchaser and each holder from time to time of any Note, and to each of them, the due and punctual payment of all Guaranteed obligations as and when the same shall become due and payable, whether at maturity, by declaration or otherwise, according to the terms thereof. In case of failure by the Company punctually to pay the obligations guaranteed hereby, the Subsidiary Guarantors, subject to Section 2.03, hereby jointly and severally unconditionally agree to pay such obligations punctually as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, at the place and in the manner specified in the applicable Financing Document, and as if such payment were made by the Company.

         SECTION 2.02. Guaranties unconditional. Subject to Section 2.03, the obligations of the Subsidiary Guarantors under this Article II shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by, and the Subsidiary Guarantors, to the extent permitted by law, hereby waive any defense to any of the obligations hereunder that might otherwise be available on account of:

                  (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under any Financing Document, by operation of law or otherwise;

                  (b) any modification or amendment of or supplement to any Financing Document;

                  (c) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect security, or of any guarantee or other liability of any third party, for any obligation of the Company under any Financing Document;

                  (d) any change in the corporate existence, structure or ownership of the Company or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or any of its assets or any release or discharge of any obligation of the Company contained in any Financing Document;

                  (e) the existence of any claim, set-off or other rights which the Subsidiary Guarantors may have at any time against the Company, a Purchaser, any holder of any Note or any other Person, whether or not arising in connection with any Financing Document; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                  (f) any invalidity or unenforceability relating to or against the Company for any reason of any Financing Document or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal or interest on any Note or other amount payable by the Company under any Financing Document; or

                  (g) any other act or omission to act or delay of any kind by the Company, a Purchaser, any holder from time to time of any Note or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Subsidiary Guarantors under this
         Article II.

         SECTION 2.03. Limit of Liability. The obligations of each Subsidiary Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of 1978, as amended, or any comparable provisions of applicable state law.

         SECTION 2.04. Discharge; Reinstatement in Certain Circumstances. (a) Subject to Section 2.03, the Subsidiary Guarantors, obligations under this
Article II shall remain in full force and effect until the principal of and interest on the Notes and other amounts payable by the Company under any Financing Document shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Company under any Financing Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Subsidiary Guarantors' obligations under this Article II with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

         SECTION 2.05. Waiver. The Subsidiary Guarantors irrevocably waive acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person or any property subject to any Lien securing any obligations of the Company or any of its Subsidiaries.

         SECTION 2.06. Subrogation. Each Subsidiary Guarantor hereby irrevocably agrees to subordinate any Subrogation Rights (as defined below) to the rights of any Purchaser or any holder from time to time of any Note to recover from the Company or any Credit Party with respect to such payment. "Subrogation Rights" shall mean any and all rights of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy of payee now has or hereafter acquires in connection with the payment, performance or enforcement of such Subsidiary Guarantor's obligations under this Subsidiary Guaranty or any Financing Document, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive, directly or indirectly, in cash or other property or by set-of or in any other manner, payment or security on account of such claim or other rights. To effectuate such subordination, each Subsidiary Guarantor hereby agrees that it shall not be entitled to any payment by the Company or any Credit Party in respect of any Subrogation Right until all of the Guaranteed Obligations have been indefeasibly paid in full. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in full, such amount shall be deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for, the Purchasers or any holder from time to time of any Note, and shall forthwith be paid to such Purchasers or any holder from time to time of any Note to be credited and applied to the Guaranteed Obligations, whether matured or unmatured. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Securities Purchase Agreement and that the subordination set forth in this Section is knowingly made in contemplation of such benefits.

         SECTION 2.07. Stay of Acceleration. If acceleration of the time for payment of any Guaranteed Obligation payable by the Company under any Financing Document is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such Guaranteed Obligations otherwise subject to acceleration under the terms of the Financing Documents shall nonetheless be payable by the Subsidiary Guarantor hereunder forthwith on demand by the Agent.

         Section 2.08 Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.06. The provisions of this Section 2.08 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor and each Subsidiary Guarantor shall remain liable for the full amount guaranteed by such Subsidiary Guarantor hereunder.

         Section 2.09. Guarantee Subordinate to Senior Indebtedness. Each Subsidiary Guarantor hereby covenants and agrees, and the Purchasers, by acceptance of this Subsidiary Guarantee likewise covenant and agree, that, (a) to the extent and in the manner hereinafter set forth in this Section 2.09, this Subsidiary Guarantee, including pursuant to any amendment, modification, restatement or renewal hereof, is hereby expressly made subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness and
(b) the terms and conditions of such subordination is for the benefit of the holders of the Senior Indebtedness (including the beneficiaries of any guaranty of the Senior Indebtedness) and each such holder may enforce such subordination; provided, however, on the Maturity Date (so long as the Maturity Date is not extended in accordance with either of the provisos contained in the definition thereof) the obligations (which for all purposes of this Section 2.09 shall include the Obligations under this guaranty) shall no longer be subordinated to the Senior

Indebtedness and this Section 2.09 shall have no further force or effect.

         Section 2.09.1 Payment Over of Proceeds Upon Dissolution. In the event of a Bankruptcy Event, then and in any such event:

         (a) the holders of Senior Indebtedness (which for all purposes of this Section 2.09 shall include the beneficiaries of any guaranty of the Senior Indebtedness which guaranty shall also constitute Senior Indebtedness) shall be entitled to receive payment in full in cash or Cash Equivalents of all amounts due or to become due on or in respect of all Senior Indebtedness (including interest after the commencement of a Bankruptcy Event at the rate specified in the documentation for such Senior Indebtedness, whether or not allowed), before any Holder is entitled to receive any direct or indirect payment or distribution on account of the Subordinated Obligations (other than in the form of securities permitted to be paid in accordance with the first parenthetical in clause (b) below) including, without limitation, by exercise of set-off and any payment which may be payable or deliverable by reason of any other indebtedness being subordinated in right of payment to the Subordinated Obligations (which for all purposes of this Section 2.09 include the Obligations under this guaranty);

         (b) any payment or distribution of assets of the Subsidiary Guarantor of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which any Holder would be entitled but for the provisions of this
Section 2.09, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Subsidiary Guarantor being subordinated to the payment of the Subordinated Obligations (except for any such payment or distribution of securities which, if debt securities, are unsecured and subordinated to at least the same extent as the Subordinated Obligations are to (A) such Senior Indebtedness or (B) any securities issued in exchange for Senior Indebtedness and mature no earlier than six months after such Senior Indebtedness or securities issued in exchange) shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of all Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and interest on, such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

         (c) in the event that, notwithstanding the foregoing provisions of this
Section 2.09, any Holder shall have received any such payment or distribution of assets of the Subsidiary Guarantor of any kind or character, whether property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Subsidiary Guarantor being subordinated to the payment of the Subordinated Obligations (but excluding any payment of the character described in the parenthetical clause in the foregoing paragraph (b)) before all Senior Indebtedness is paid in full, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Subsidiary Guarantor for application to the payment of all such Senior Indebtedness remaining unpaid, to the extent necessary to pay such Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

         If, notwithstanding the provisions of this Agreement, there shall occur any consolidation of the Subsidiary Guarantor with, or any merger of the Subsidiary Guarantor into, another corporation or the liquidation or dissolution of the Subsidiary Guarantor following any conveyance, transfer or lease of its properties and assets substantially as an entirety to another corporation, such consolidation, merger or liquidation shall not be deemed a

 Bankruptcy Event; provided, that no other Bankruptcy Event shall have occurred and be continuing at the time of such consolidation, merger or liquidation. DLJSC is hereby authorized to file an appropriate claim on behalf of the Holders if the Holders do not file such claim or there is not filed on behalf of the Holders a proper proof of claim in the form required in any Bankruptcy Event prior to thirty (30) days before the expiration of the time to file such claim or claims.

         Section 2.09.2 Acceleration Rights: Remedies; No Payment in Certain Circumstances.

         (a) So long as at least $25 million of Senior Notes shall remain outstanding, prior to the Maturity Date, no Holder shall take any action, judicial or otherwise, to accelerate or collect payment on the Subordinated Obligations or to pursue any other remedy with respect to the Subordinated Obligations, prior to the earlier of (i) the occurrence or commencement of a Bankruptcy Event or an Event of Default under Section 7.1(a) or 7.1(k) of the Securities Purchase Agreement, (ii) acceleration of any Senior Indebtedness or
(iii) the failure of the Company or any Credit Party to comply with Sections 2.4(d), 6.9, 6.12, the second sentence of Section 6.13(b), 6.14 or 6.15 of the Subordinated Securities Purchase Agreement and such failure to comply shall continue unremedied for 10 Business Days after notice from any Holder to the Subsidiary Guarantor and DLJSC.

         (b) In the event that (i) the Subsidiary Guarantor shall fail to pay when due (after giving effect to any applicable grace periods), upon acceleration or otherwise, any amount or obligation with respect to Senior Indebtedness under the Securities Purchase Agreement (a "Payment Default") which Payment Default shall not have been cured or waived, or (ii) an Event of Default (other than a Payment Default) under the Securities Purchase Agreement shall occur and be continuing, which shall not have been cured or waived (a "Non-Payment Default"), and the Subsidiary Guarantor and the Majority Holders receive written notice of such Non-Payment Default from a holder of Senior
Notes (a "Non-Payment Blockage Notice"), then no payment pursuant to Section 2.4(b) or on the Maturity Date on account of the Subordinated

Obligations shall be made by the Subsidiary Guarantor (x) in the case of any Payment Default, unless and until such Senior Indebtedness shall have been paid in full in cash or until such Payment Default shall have been cured or waived, or (y) in the case of any Non-Payment Default, from the earlier of the date on which the Subsidiary Guarantor and Pyramid Ventures, Inc. (or such other person as may be designated in writing by the majority Holders) receive such Non-Payment Blockage Notice until the earlier of (1) 179 days after such date and (2) the date, if any, on which such Senior Indebtedness is paid in full or such Non-Payment Default is waived by the holders of such Senior Indebtedness or otherwise cured (a "Blockage Period"); provided, that (x) only one Non-Payment Blockage Notice may be given in any 360-day period and (y) no Blockage Period may be imposed as a result of a covenant default that served as the basis for, or was (to the knowledge of the holder delivering such notice) continuing during any previous Blockage Period unless such covenant default giving rise to such Blockage Period was cured or waived in accordance with the applicable provisions of such Senior Indebtedness for at least 90 consecutive days subsequent to the commencement of such initial Blockage Period.

         In the event that, notwithstanding the foregoing, the Subsidiary Guarantor shall make any payment to any Holder prohibited by the foregoing provisions of this Section, then and in such event such payment shall be paid over and delivered forthwith to the holders (or their agent or trustee) of the relevant Senior Indebtedness.

         Section 2.09.3 Payment Otherwise Permitted. Nothing contained in this
Section 2.09 or elsewhere in this Agreement or in the Notes shall prevent the Subsidiary Guarantor, at any time except as set forth in Section 2.09.2, from making payments at any time of principal of and interest on the Notes or any other amount payable by the Subsidiary Guarantor under the Notes or this Guaranty.

         Section 2.09.4 Subrogation to Rights of Holders of Senior Notes. Subject to, and solely effective following, the final payment in full of all Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of

Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to such Senior Indebtedness to the extent of the payments or distributions made to or otherwise applied to payment of, the Senior Indebtedness pursuant to the provisions of this Section 2.09 until the Obligations shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders would be entitled except for the provisions of this Section 2.09, and no payments pursuant to the provisions of this Section
2.09 to the holders of Senior Indebtedness by the Holders shall, as among the Subsidiary Guarantor, its creditors (other than holders of Senior Indebtedness) and the Holders, be deemed to be a payment or distribution by the Subsidiary Guarantor to or on account of the Subordinated Obligations.

         Section 2.09.5 Provisions Solely to Define Relative Rights. The provisions of this Section 2.09 are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this
Section 2.09 or elsewhere in this Agreement or in the Notes is intended to or shall (i) impair, as among the Subsidiary Guarantor, its creditors (other than holders of Senior Indebtedness) and the Holders, the obligation of the Subsidiary Guarantor, which is absolute and unconditional, to pay to the Holders the principal of, and premium and interest on, and any other amount payable by the Subsidiary Guarantor under, the Notes or this Agreement as and when the same shall become due and payable in accordance with their terms; or (ii) affect the relative rights against the Subsidiary Guarantor of the Holders and its creditors (other than the holders of Senior Indebtedness); or (iii) except as expressly provided in Section 2.09.2, prevent the Holders from accelerating the Notes and exercising all other remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this
Section 2.09 of the holders of Senior Indebtedness under and in accordance with the provisions of this Section 2.09.1, to receive, cash, property and securities otherwise payable or deliverable to the Holders.

         Section 2.09.6 No Waiver of Subordination Provisions; Amendment. No right of any present or future holder of any Senior Indebtedness to enforce subordination or other terms and provisions as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Subsidiary Guarantor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Subsidiary Guarantor with the terms, provisions, and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with. Without in any way limiting the generality of the foregoing, the holders of Senior Indebtedness may at any time and from time to time, without the consent of or notice to the Purchasers or any other Holder of the Notes, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Section 2.09 or the obligations hereunder of such Holders to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Indebtedness; (iii) release any Person liable in any manner for the collection of the Senior Indebtedness; and (iv) exercise or refrain from exercising any rights or remedies against the Subsidiary Guarantor and any other Person.

         Section 2.09.7 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Subsidiary Guarantor referred to in this Section 2.09, the Holders shall be entitled to rely upon any unstayed, final, nonappealable order or decree entered by any court of competent jurisdiction in which a Bankruptcy Event is pending (so long as such order appears on its face to give effect to these subordination provisions), for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness of the Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed  thereon and all other facts  pertinent thereto or to this
 Section 2.09.

                                   ARTICLE III
                                  MISCELLANEOUS

         SECTION 3.01. Notices. Unless otherwise specified herein, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given in care of the Company at the Company's address or telex or facsimile transmission number specified in or pursuant to Section 10.1 of the Securities Purchase Agreement. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in or pursuant to this Section 3.01 and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section 3.01.

         SECTION 3.02. No Waiver. No failure or delay by any Purchaser or any holder of any Note in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 3.03. Amendments and Waivers. Any provision of this Subsidiary Guaranty may be amended or waived if, and only if, such amendment or waiver is in writing and is signed by the Subsidiary Guarantors and is consented to in writing by the Majority Holders.

         SECTION 3.04. Successors and Assigns. This Subsidiary Guaranty is for the benefit of the Purchaser, the holders from time to time of the Notes and their respective successors and assigns and in the event of an assignment of the Notes or other amounts payable under the Financing Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. All of the provisions of this Subsidiary Guaranty shall be binding upon the parties hereto and their respective successors and assigns except that the Subsidiary Guarantors may not assign or transfer any of their rights or obligations under this Subsidiary Guaranty.

         SECTION 3.05. Governing Law: Submission to Jurisdiction; Waiver of Jury Trial. THIS SUBSIDIARY GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE SUBSIDIARY GUARANTORS HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE SUBSIDIARY GUARANTORS IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE SUBSIDIARY GUARANTORS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the Subsidiary Guarantors have caused this Subsidiary Guaranty to be duly executed as of the date first above written.

                                      [SUBSIDIARY GUARANTORS]

         By:
             -----------------------------------
             Name:
             Title:

                                                                         Annex A
                                                                    to Exhibit C


                         ADDITIONAL SUBSIDIARY GUARANTOR


         The undersigned hereby acknowledges that it has read this Subsidiary Guaranty and agrees to be liable pursuant to Section 1 of this Subsidiary Guaranty and to be bound by the terms and provisions thereof.

         IN WITNESS WHEREOF, the undersigned has caused this Subsidiary Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the ___ day of _________, 19__.

         Notice Address:                      [Name of Subsidiary  Guarantor], a
                                              [State of Incorporation]
                                                 corporation

                                              By:
                                                  -------------------------
                                                  Name:
                                                  Title: